As filed with the Securities Exchange Commission on June 19, 2012

REGISTRATION NO. 333-178307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NUMBER 7

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203

Charlotte, NC  28277

(704) 366-5122

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officers)

Michael D. Pruitt

Chief Executive Officer

11220 Elm Lane, Suite 203

Charlotte, NC  28277

(704) 366-5122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Joel D. Mayersohn, Esq.
Clint J. Gage, Esq.	Bruce C. Rosetto, Esq.
Roetzel & Andress	Greenburg Traurig, P.A.
350 East Las Olas Blvd., Ste. 1150	5100 Town Center Circle, Suite 400
Fort Lauderdale, FL 33301	Boca Raton, FL 33486
(954) 462-4150	(561) 955-7600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units, each consisting of: (2)	2,875,000	4.50	$12,937,500	$1,482.64

(i) one share of common stock; and	2,875,000	—	—	—

(ii) one warrant to purchase one share of common stock; and	2,875,000	—	—	—

Shares of common stock issuable upon exercise of the warrants (2)	2,875,000	$5.00	$14,375,000	$1,647.38

Total			$27,312,500	$3,130.02	(3)

(1)	Offering price computed in accordance with Rule 457(g).

(2)	Includes 375,000 units which would be issued, or issuable, upon exercise of the underwriter's over-allotment option.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated June 19, 201 2

Preliminary Prospectus

CHANTICLEER HOLDINGS, INC.

2,500,000 Units

Each Unit consisting of one share of common stock

and one redeemable warrant to purchase one share of common stock

This is a firm commitment public offering of Chanticleer Holdings, Inc. Each unit consists of one share of common stock and one warrant. We expect that the units will be offered at a price of $4.50 per unit. Each warrant entitles its holder to purchase one share of common stock at an exercise price of $5.00. The warrants are exercisable at any time after they become separately quotable and until their expiration on the fifth anniversary of the date of this prospectus. The warrants will be redeemable at our option for $.01 per warrant upon 30 days' prior written notice beginning six months after the date of this prospectus, provided that our common stock has closed at a volume weighted average price (“VWAP”) price of at least $7.75 per share for at least twenty (20) consecutive trading days. Initially the common stock and the warrant will only be quoted as part of a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45 th day following the date of this prospectus, the common stock and the warrants will be quoted separately, and the units will no longer be quoted.

We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Prior to this offering, our common stock was quoted on the OTC Bulletin Board under the symbol “CCLR.OB,” and there has been no public market for our units or the warrants. We have received approval to have the units, common stock and warrants quoted on the NASDAQ Capital Market under the symbols HOTRU, HOTR and HOTRW, respectively, which is a condition to the underwriters’ obligation to consummate this offering.

Investing in these units involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. We have not yet been profitable and have a history of losses. See "Risk Factors" beginning on page 9 for factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the information contained herein.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$4.50	$11,250,000
Underwriting discounts (1)	$0.27	$675,000
Non-accountable expense allowance (1)	$0.09	$225,000
Proceeds to us, before expenses	$4.14	$10,350,000

(1)	For a description of the compensation to be received by the underwriters in addition to the underwriting discount, see the "Underwriting," section of this prospectus.

The underwriters have the option to purchase up to an additional 375,000 units at the initial public offering price, less the underwriting discount, for up to 45 days from the date of this prospectus, to cover over-allotments, if any.

The underwriters expect to deliver the units to the purchasers on or about ___________.

Merriman Capital, Inc.	Dawson James Securities, Inc.

Joint Bookrunners

No dealer, salesperson or other person has been authorized to give any information other than that contained in this prospectus  or to make any representations in connection with the offer contained in this prospectus and, if give or made, such information or representations must not be relied upon as having been authorized by us.

Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this prospect s. In making a decision to invest in the common stock, you must rely on your own examination of us and the terms of the offering and securities offered in this prospectus, including the merits and risks involved.

You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business a visor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in the prospectus.  It does not contain all of the information you consider before purchasing our units.  Therefore, you should read the prospectus in its entirety, including the risk factors and the other financial statements and related footnotes appearing elsewhere in this Prospectus.  Unless the context indicates otherwise, references to “we,” “us,” “our,” “Chanticleer” or the “company” generally refer to Chanticleer Holdings, Inc., a Delaware corporation, and its subsidiaries.

Unless otherwise indicated, all information in this prospectus, except for consolidated financial statements and the notes thereto:

•

is presented giving effect to an amendment to our certificate of incorporation providing for a 1-for-2 reverse stock split, which was approved by our stockholders on May 11, 2012, and became effective May 25, 2012; and

•	assumes no exercise of the over-allotment option granted to the underwriters.

Our Business

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with locations in 44 states domestically and over 450 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and the sale of packaged food in supermarkets.

The following chart shows our operational structure after the consummation of this offering and the use of proceeds.

Prior to this offering, our operational structure is the same as above, taking out the “future plans” and “plan to open 2012.”

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.   We based this decision on what we believe to be the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We continue to operate our management and consulting services segment, however we are focused on expanding our Hooters operations, and expect to use substantially all the net proceeds from this offering, in the following areas: South Africa, Brazil, Hungary and Australia.

We also have our legacy investment management and consulting services businesses.

1

How Chanticleer Obtains Hooters Franchises and Territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of Hooters of America, Inc. (“HOA” or “Hooters”), uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories.  Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters restaurant or restaurants.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a  monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

Hooters granted us non-exclusive franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•	4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban location is our only location that has been open more than 18 months and the rate for the next 12 months has been set at 4%.

•	4% of gross revenue is to be spent on advertising and marketing.

•	Open seven locations by December 31, 2014.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).

•	Provide us with management training and pre-opening training for non-management employees.

•	Advise us on operation, advertising and promotion.

•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement , and a $25,000 fee per restaurant.

2

Hooters Assistance and Training to Franchisee Prior To and After Opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters’ mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

South Africa

We currently have four Hooters locations in South Africa in Cape Town, Durban and two in Johannesburg, which are owned by four companies which we control.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the South Africa locations, we agreed to allocate a portion of the profits from each restaurant such that the investors receive 80% of the net profits after taxation (the “SA Profits”) until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investors are thereafter entitled to receive 20% of the SA Profits.

Our first location in South Africa opened in December 2009 and as of December 31, 2011 LP’s have been paid $129,877 (36.9%) against their 20% return. Our second location opened in June 2010 and as of December 31, 2011 LP’s have been paid $65,461 (15.9%) against their 20% return. Our third location opened in June 2011 and as of December 31, 2011 LP’s have been paid $18,000 (4.2%) against their 20% return. The payments to investors for our first and second locations were primarily funded from the cash flows of the restaurants. The payments to investors for the third location were funded by the Company as an advance on expected future cash flows.

We formed a management company to operate the current South African Hooters locations.  We own 80% of the management company, with two members of local management owning the remaining 20%.  The management company currently charges a management fee of 5% of net revenues. We opened our fourth location in Emperors Palace Casino in Johannesburg in February 2012.

Other Countries

We are currently targeting the following countries for the opening of additional restaurants:

•	Brazil - we have acquired development rights for Hooters in three states of Brazil, including Rio de Janeiro. We have partnered with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•	Hungary - we have acquired development rights for Hooters in Hungary, where we own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%. We have secured the location for our first restaurant in Budapest, in the middle of Franz Liszt Square. The location is situated on the most popular outdoor terrace destination during the summer months in the heart of Budapest. We have contracted with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing.

•	Australia - we have partnered with the current Hooters franchisee in a joint venture although we do not presently have any formal agreement in writing. The first Hooters restaurant under this joint venture opened in January 2012 in Campbelltown, a suburb of Sydney and HOA recently consented to the transfer of the operating rights for a second Hooters restaurant under the joint venture to be located in Surfers Paradise, Australia (for which we have also received preliminary site approval). We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Western Europe – we have a non-binding letter of intent with a current franchisee to purchase 100% of an existing Hooters location.

Acquisition of Hooters Restaurants

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of HOA and Texas Wings, Inc. ("TW") in 2011.  Our then wholly owned subsidiary, Chanticleer Investors, LLC (“Investors LLC”) and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC") which created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. The Company now owns approximately 14% of Investors LLC, which represents approximately 3% ownership interest in HOA LLC.  We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any based on distributions from the entity.

3

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition of HOA and TW.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II, which are affiliates of the Company. We will occasionally invest in other non-Hooters related opportunities when we believe this is in the best interests of the Company and its shareholders.

Corporate Information

Our principal executive offices are located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.   Our web site is www.chanticleerholdings.com.  Information included or referred to on, or accessible through our website is not incorporated in this prospectus and is not a part of this prospectus.

The Offering

Securities Offered

2,500,000 units.  Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock.

Initially, the common stock and the warrants will be quoted only as a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45th day following the date of this prospectus. the common stock and the warrant will each be quoted separately, and the units will no longer be quoted. We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Warrants	The warrant included in the units will be exercisable at any time after they become quoted separately and until either they are redeemed or they expire in accordance with their terms on the fifth anniversary of the date of this prospectus. The exercise price of a warrant is $5.00 per share. Beginning six months after the date of this prospectus, the warrants will be redeemable at our option for $.01 per warrant upon 30 days' prior written notice, at any time after our common stock has closed at a volume weighted average price (“VWAP”) price of at least $7.75 per share for at least twenty (20) consecutive trading days. The warrants may only be redeemed if we have a current and effective registration statement available covering the exercise of the warrants.

4

Securities Outstanding After This Offering

Units	2,500,000

Common Stock	3,754,446(1) shares

Warrants	2,500,000(1)

Use of Proceeds	The proceeds from the offering, less fees and expenses incurred by us in connection with the offering, are intended to be used for owning and operating international Hooters franchises and for general corporate purposes, including working capital.

Risk Factors	Investing in the units involves significant risks, including, but not limited to, the following: our limited operating history and history of losses; risks inherent in expansion of our operations; our lack of restaurant management experience; continued satisfactory relationship with HOA; and the limited public market for our securities. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus prior to investing in the units.
(1) The number of shares of our common stock to be outstanding after this offering excludes an aggregate of 2,563,259 additional shares of common stock and warrants issuable under various outstanding warrant agreements with expiration dates between October 1, 2016 and August 9, 2021, and exercise prices ranging from $5.50 to $8.00.
Unless we specifically state otherwise, the share information is as of May 15, 2012 and reflects or assumes no exercise of outstanding options or warrants to purchase shares of our common stock, and no exercise of the over-allotment option.

NASDAQ Capital Market Listing Symbol for Our Units, Common Stock and Warrants

We have received approval to have the units, common stock and warrants quoted on the NASDAQ Capital Market under the symbols:  HOTRU, HOTR, HOTRW, respectively.  No assurance can be given that we will continue to satisfy the eligibility criteria to have our securities listed on the NASDAQ Capital Market in the future.

5

Summary Historical Financial Information

The following table summarizes our financial data. We have derived the following summary of our statements of operations data and balance sheet data for the three months ended March 31, 2012 and for the fiscal years ended December 31, 2011 and 2010 our unaudited and audited financial statements appearing elsewhere in this prospectus.  The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.  Our pro forma balance sheet at March 31, 2012, reflects the anticipated proceeds to be received for the sale of 2,500,000 units in this offering by us at a public offering price of $4.50 per unit, after deducting the underwriting discount, the representative’s non-accountable expense allowance and the estimated offering expenses payable by us.

	Three Months Ended March 31,			Year Ended December 31,
	2012			2011	2010

Statement of Operations Data:	As reported			As reported

Revenues	$1,373,987			$1,463,820	$136,301
Expenses	1,942,100			2,567,210	1,147,866
Net loss	$(568,113)			$(1,103,390)	$(1,011,565)

Balance Sheet Data:
		Adjustment	Proforma
Current Assets	$636,758	$6,000,000	$6,636,758	$623,681	$158,718
Working Capital (deficit)	(4,142,612)	10,100,000	5,957,388	(3,003,625)	(486,916)
Total assets	6,084,044	6,000,000	12,084,044	5,504,678	1,414,559
Total stockholders’ equity	1,071,175	10,100,000	11,171,175	1,641,263	82,425

6

The following table presents our statement of operations data assuming we owned 100% of the three Hooters South African stores (the fourth store opened in February 2012) from January 1, 2010 through March 31, 2012:

January 1, 2011 through March 31, 2012:	Durban (1)	Johannesburg (2)	CapeTown (3)	Emperor’s Palace (4)		Total
Net sales	$1,628,521	$2,888,472	$732,433	$431,284		$5,680,710
Cost of sales	687,258	1, 158,969	292,603	157,674		2,296,504
Gross profit	941,236	1,729,503	439,830	273,610		3,384,206
Total Operating Expenses	727,189	1,447,002	424,774	229,995	(5)	2,828,960
EBITDA	214,074	282,501	15,056	43,615		555,246
Interest expense	6,394	11,706	6,793	-		24,893
Amortization and depreciation	79,995	221,765	58,396	26,606		386,762
Income taxes	38,923	17,207	8,774	2,339		67,243
	125,312	250,678	73,963	28,945		478,898
Net income (loss)	88,762	31,823	(58,907)	14,670		76,348

January 1, 2010 through March 31, 2012:	Durban (1)	Johannesburg (2)	CapeTown (3)	Emperor’s Palace (4)		Total
Revenues	$3,581,446	$4,878,210	$732,433	$431,284		$9,623,373
Cost of Goods Sold	1,303,697	1,768,002	292,603	157,674		3,521,976
Gross Profit	2,277,749	3,110,208	439,830	273,610		6,101,397
Operating expenses	1,658,470	2,299,006	424,774	229,995	(5)	4,612,245
EBITDA	619,279	811,202	15,056	43,615		1,489,152
Interest expense	11,419	17,830	6,793	-		36,042
Amortization and depreciation	148,107	320,687	58,396	26,606		553,796
Income taxes	130,590	135,831	8,774	2,339		277,534
Net income (loss)	$329,163	$336,851	$(58,907)	$14,670		$621,780

(1)	Durban location opened in December 2009 and reported revenues and expenses in 2010.
(2)	Johannesburg location opened in June 2010.
(3)	CapeTown location opened in June 2011.
(4)	Emperor’s Palace location in Johannesburg opened in mid-February 2012.
(5)	Emperor’s Palace includes $78,287 of non-recurring pre-opening expenses.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should", "could" or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, including matters described in the section titled “Risk Factors.”

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

8

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described below and other information included in this prospectus. The risks described below are not the only risks involved in an investment in our securities. The risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described below actually occur, our business, results of operations, and financial condition could suffer materially. In that event, the trading price and market value of our securities could decline, and you may lose all or part of your investment in our securities.

Risks Related to Our Company and Our Business

We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.

We have incurred operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal year ended December 31, 2010, we had revenue of $136,301 and incurred a net loss of $1,011,565. For the fiscal year ended December 31, 2011, we had revenue of $1,463,820 and incurred a net loss of $1,103,390. For the three months ended March 31, 2012, we had revenue of $1,373,987 and incurred a net loss of $568,113. Our total accumulated deficit through March  31, 2012, was $6,600,921.

As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our activities. We cannot assure you that we will be profitable in the future. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected.

Our financial statements have been prepared assuming a going concern.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.  Our financial statements as of December 31, 2011, were prepared under the assumption that we will continue as a going concern for the next twelve (12) months.  Our independent registered public accounting firm has issued a report that includes an explanatory paragraph referring to our losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available.  Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtain further operating efficiencies, reduce expenditures and ultimately, create profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Our financial statements do not include adjustments that result from the outcome of this uncertainty.

Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks.

Consistent with our announced growth strategy, we are expanding the operation of our development of Hooters Restaurants, which are operations in a new and distinct line of business from our existing operations.  Development of a new business segment is a complex, may be costly and a time consuming process and may involve assets and operations in which we have limited operating experience.  Failure to timely and successfully develop this new line of business in conjunction with our existing operations may have a material adverse affect on our business, financial condition and results of operations.  The difficulties of integrating new business activities with existing operations include, among other things:  operating distinct business segments that require different operating strategies and different managerial expertise; necessity of coordinating organization systems and facilities in different locations; and integrating personnel with diverse backgrounds and organizational cultures.

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There are risks inherent in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way.

We cannot project with certainty, nor do we make any representations regarding, the number of territories we will be able to acquire or the number of new restaurants we and our partners will open in accordance with our present plans and within the timeline or the budgets that we currently project. In addition, our franchise agreements with HOA provide that we must exercise our option to open additional restaurants within each of our territories by a certain date set forth in the development schedule and that each such restaurant must be open by the date specified in the schedule. If we fail to timely exercise any option or if we fail to open any additional restaurant by the required restaurant opening date, all of our rights to develop the rest of the option territory will expire automatically and without further notice.

Our failure to effectively develop locations in new territories would adversely affect our ability to execute our business plan by, among other things, reducing our revenues and profits and preventing us from realizing our strategy. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those currently operated by us.

The number of openings and the performance of new locations will depend on various factors, including:

•	the availability of suitable sites for new locations and our ability to secure HOA’s approval of a proposed site;

•	our ability to negotiate acceptable lease or purchase terms for new locations, obtain adequate financing, on favorable terms, required to construct, build-out and operate new locations and meet construction schedules, and hire and train and retain qualified restaurant managers and personnel;

•	managing construction and development costs of new restaurants at affordable levels;

•	the establishment of brand awareness in new markets; and

•	the ability of our Company to manage this anticipated expansion.

While the impact varies with the location and the qualifications of our partners, tight credit markets are generally making financing for construction and operation of restaurants more difficult to obtain on favorable terms.

Competition for suitable restaurant sites in target markets is intense. Not all of these factors are within our control or the control of our partners, and there can be no assurance that we will be able to accelerate our growth or that we will be able to manage the anticipated expansion of our operations effectively.

We may be subject to general risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices.

If we grow as anticipated, our Company may be affected by risks inherent in the restaurant industry, including:

•	adverse changes in national, regional or local economic or market conditions;

•	increased costs of labor;

•	increased costs of food products;

•	availability of, and ability to obtain, adequate supplies of ingredients that meet our quality standards;

•	increased energy costs;

•	management problems;

•	increases in the number and density of competitors;

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•	changing consumer tastes, habits and spending priorities;

•	changing demographics;

•	changes in government regulation; and

•	local, regional or national health and safety matters.

Our Company may be the subject of litigation based on discrimination, personal injury or other claims. We can be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues resulting from one restaurant or a limited number of restaurants in our system. None of these factors can be predicted with any degree of certainty, and any one or more of these factors could have a material adverse effect on our Company.

There is intensive competition in our industry, and we will be competing with national, regional chains and independent restaurant operators.

The restaurant industry is intensely competitive. Moreover, the retail food industry in general is highly competitive and includes highly sophisticated national and regional chains. Our sector is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambiance and condition of each restaurant. While we strive to differentiate ourselves through the items we offer on our menu and the environment in which they are offered, we will, nonetheless, be required to compete with national and regional chains and with independent operators for market share, access to desirable locations and recruitment of personnel. No assurances can be given that we will have the financial resources, distribution ability, depth of key personnel or marketing expertise to compete successfully in these markets.

In addition, although our franchise agreements grant us certain rights to develop restaurants within the specified territories, HOA has reserved the right to develop, open and operate and to authorize others to develop, open and operate Hooters restaurants outside of our “protected territory.” Our “protected territory” is limited to a radius of 8 kilometers from any restaurant location we open. Therefore, HOA or one of its franchisees could effectively compete against us even in the territories in which we develop our restaurants, which could have a material adverse effect on our business and results of operations.

Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements.

Our rights to operate and franchise Hooters-branded restaurants and therefore our ability to conduct our business derive principally from the rights granted or to be granted to us by Hooters in our franchise agreements.  As a result, our ability to continue operating in our current capacity is dependent on the continuation and renewal of our contractual relationship with Hooters.

In the event Hooters does not grant us franchises to acquire additional locations or terminates our existing franchise agreements, we would be unable to operate and/or expand our Hooters-branded restaurants, identify our business with Hooters nor use any of Hooters’ intellectual property. As the Hooters’ brand and our relationship with Hooters are among our competitive strengths, the failure to grant or the expiration or termination of the franchise agreements would materially and adversely affect our business, results of operations, financial condition and prospects.

Our business depends on our relationship with Hooters and changes in this relationship may adversely affect our business, results of operations and financial condition.

Pursuant to the franchise agreements, Hooters has the ability to exercise substantial influence over the conduct of our business.  We must comply with Hooters’ high quality standards, we cannot transfer the equity interests of our subsidiaries, without Hooters’ consent, and Hooters has the right to control many of the locations’ daily operations.

Notwithstanding the foregoing, Hooters has no obligation to fund our operations.  In addition, Hooters does not guarantee any of our financial obligations, including trade payables or outstanding indebtedness, and has no obligation to do so. If the terms of the franchise agreements excessively restrict our ability to operate our business or if we are unable to satisfy our obligations under the franchise agreements, our business, results of operations and financial condition would be materially and adversely affected.

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We do not have full operational control over the businesses of our franchise partners.

We are and will be dependent on our partners to maintain Hooters’ quality, service and cleanliness standards, and their failure to do so could materially affect the Hooters brand and harm our future growth.  We do not presently have formal written agreements in place with any of our partners regarding these types of matters. Although we intend to exercise significant control over partners through written agreements in the future, our partners will continue to have some flexibility in the operations, including the ability to set prices for our products in their restaurants, hire employees and select certain service providers.  In addition, it is possible that some partners may not operate their restaurants in accordance with our quality, service and cleanliness, health or product standards.  Although we intend to take corrective measures if partners fail to maintain Hooters’ high quality, service and cleanliness standards, we may not be able to identify and rectify problems with sufficient speed and, as a result, our image and operating results may be negatively affected.

A failure by Hooters to protect its intellectual property rights, including its brand image, could harm our results of operations.

The profitability of our business depends in part on consumers’ perception of the strength of the Hooters brand. Under the terms of our franchise agreements , we are required to assist Hooters with protecting its intellectual property rights in our jurisdictions. Nevertheless, any failure by Hooters to protect its proprietary rights in the world could harm its brand image, which could affect our competitive position and our results of operations.

Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.

Our success depends, in part, upon the popularity of our food products. Shifts in consumer preferences away from our restaurants or cuisine could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.

Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in fiscal 2012 and beyond and may cause franchisees in our industry to delay construction of new restaurants and/or cause potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.

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Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel.

During the upcoming stages of our Company’s anticipated growth, we will be entirely dependent upon the management skills and expertise of our management and key personnel, including Michael Pruitt, our current Chairman and Chief Executive Officer. Mr. Pruitt also sits on HOA’s board of directors.  We do not have employment agreements with any of our officers. The loss of services of Mr. Pruitt or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

•	they have specialized knowledge about our company and operations;
•	they have specialized skills that are important to our operations; or
•	they would be particularly difficult to replace.

We would be materially adversely affected in the event that the services of Mr. Pruitt or any key management personnel ceased to be available to us.

Our food service business and the restaurant industry are subject to extensive government regulation.

We are subject to extensive and varied country, federal, state and local government regulation, including regulations relating to public health and safety and zoning codes. We operate each of our locations in accordance with standards and procedures designed to comply with applicable codes and regulations. However, if we could not obtain or retain food or other licenses, it would adversely affect our operations. Although we have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular restaurant or group of restaurant.

We may be subject to significant foreign currency exchange controls in certain countries in which we operate.

Certain foreign economies have experienced shortages in foreign currency reserves and their respective governments have adopted restrictions on the ability to transfer funds out of the country and convert local currencies into U.S. dollars. This may increase our costs and limit our ability to convert local currency into U.S. dollars and transfer funds out of certain countries. Any shortages or restrictions may impede our ability to convert these currencies into U.S. dollars and to transfer funds, including for the payment of dividends or interest or principal on our outstanding debt. In the event that any of our subsidiaries are unable to transfer funds to us due to currency restrictions, we are responsible for any resulting shortfall.

Our foreign operations subject us to risks that could negatively affect our business.

We expect all of our restaurants will be operated in foreign countries and territories outside of the U.S., and we intend to continue expansion of our international operations.  As a result, our business is increasingly exposed to risks inherent in foreign operations.  These risks, which can vary substantially by market, include political instability, corruption, social and ethnic unrest, changes in economic conditions (including wage and commodity inflation, consumer spending and unemployment levels), the regulatory environment, tax rates and laws and consumer preferences as well as changes in the laws and policies that govern foreign investment in countries where our restaurants are operated.

In addition, our results of operations and the value of our foreign assets are affected by fluctuations in foreign currency exchange rates, which may adversely affect reported earnings.  More specifically, an increase in the value of the United States Dollar relative to other currencies, such as the Australian Dollar, the Brazilian Real, the British Pound, the Euro, and the South African Rand could have an adverse effect on our reported earnings.  There can be no assurance as to the future effect of any such changes on our results of operations, financial condition or cash flows.

We may not attain our target development goals and aggressive development could cannibalize existing sales.

Our growth strategy depends in large part on our ability to increase our net restaurant count in markets outside the United States.  The successful development of new units will depend in large part on our ability and the ability of our franchisees/partners to open new restaurants and to operate these restaurants on a profitable basis.  We cannot guarantee that we, or our franchisees/partners, will be able to achieve our expansion goals or that new restaurants will be operated profitably.  Further, there is no assurance that any new restaurant will produce operating results similar to those of our existing restaurants.  Other risks which could impact our ability to increase our net restaurant count include prevailing economic conditions and our, or our franchisees’/partners’, ability to obtain suitable restaurant locations, obtain required permits and approvals in a timely manner and hire and train qualified personnel.

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Our franchisees/partners also frequently depend upon financing from banks and other financial institutions in order to construct and open new restaurants.  If it becomes more difficult or expensive for our franchisees/partners to obtain financing to develop new restaurants, our planned growth could slow and our future revenue and cash flows could be adversely impacted.

In addition, the new restaurants could impact the sales of our existing restaurants nearby.  It is not our intention to open new restaurants that materially cannibalize the sales of our existing restaurants.  However, as with most growing retail and restaurant operations, there can be no assurance that sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets over time.

Current conditions in the global financial markets and the distressed economy may materially adversely affect our business, results of operations and ability to raise capital.

Our business and results of operations may be materially affected by conditions in the financial markets and the economy generally. The stress being experienced by global financial markets that began in late 2007 continued and substantially increased during 2008 and into 2009. The volatility and disruption in the financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. These factors, combined with volatile oil prices, depressed home prices and increasing foreclosures, falling equity market values, declining business and consumer confidence and the risks of increased inflation and unemployment, have precipitated an economic slowdown and severe recession. These events and the continuing market upheavals may have an adverse effect on us, our suppliers and our customers. The demand for our products could be adversely affected in an economic downturn and our revenues may decline under such circumstances.

Furthermore, the fixed-income markets are experiencing a period of both extreme volatility and limited market liquidity, which has affected a broad range of asset classes and sectors. Equity markets have also been experiencing heightened volatility. We may find it difficult, or we may not be able, to access the credit or equity markets, or we may experience higher funding costs as a result of the current adverse market conditions. Continued instability in these markets may limit our ability to access the capital we require to fund and grow our business.

Risks Related to Our Common Stock

Our stock price has experienced price fluctuations and may continue to do so following this offering, resulting in a substantial loss in your investment.

The current market for our common stock has been characterized by volatile prices with little to no volume. Although we have been approved to have the securities offered hereby listed on the Nasdaq Capital Market, an active trading market for our securities may never develop or if it develops, it may not be sustained, which could affect your ability to sell our securities and could depress the market price of the securities purchased in this offering. In addition, the public offering price of the securities offered by this prospectus has been determined by our board of directors and management in conjunction with the underwriters and may bear no relationship to the price at which the securities will trade after completion of this offering. The offering price does not necessarily indicate the current value of the securities offered hereby and should not be regarded as an indicator of any future market performance or value thereof. Accordingly,

In addition, the stock market can be highly volatile. As a result, the market price of our securities can be similarly volatile, and investors in our securities may experience a decrease in the value of their securities, including decreases unrelated to our operating performance or prospects. The market price of our securities after the offering will likely vary from the offering price and is likely to be highly unpredictable and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results and achievement of key business metrics;

•	changes in the global economy and in the local economies in which we operate;

•	our ability to obtain working capital financing, if necessary;

•	the departure of any of our key executive officers and directors;

•	changes in the federal, state, and local laws and regulations to which we are subject;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;

•	future sales of our securities;

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•	announcements or press releases relating to the casual dining restaurant sector or to our own business or prospects;

•	regulatory, legislative, or other developments affecting us or the restaurant industry generally; and

•	market conditions specific to casual dining restaurant, the restaurant industry and the stock market generally.

There may be a limited public market for our securities; we presently fail to qualify for listing on any national securities exchanges without giving effect to this offering.

Without giving effect to this offering, our common stock currently does not meet all of the requirements for initial listing on a registered stock exchange. Trading in our common stock is currently conducted on the electronic bulletin board in the over-the-counter market. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of our common stock, and our common stock may be less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. In connection with this offering, we have received approval to have the units, common stock and warrants quoted on the NASDAQ Capital Market under the symbols “HOTRU,” “HOTR” and “HOTRW.” respectively, which is a condition to the underwriters’ obligation to consummate this offering that such application be approved.

We may not be able to maintain our approved listing on the Nasdaq Capital Market, which may limit the ability of purchasers in this offering to resell their securities in the secondary market.

We have received approval to have our common stock, as well as the units, common stock and warrants quoted on the NASDAQ Capital Market. However, we might not continue to meet the criteria for continued listing of our securities in the future. A company having securities quoted on the NASDAQ Capital Market must make all required filings on a timely basis with the SEC and also meet the qualitative and quantitative continued listing criteria of the NASDAQ Capital Market. In the event we are unable to meet this criteria and become delisted, quotations for trading of our securities would likely be conducted in the over-the-counter markets. In such case, an investor in this offering would likely find it more difficult to dispose of our securities or to obtain accurate market quotations for our securities, either of which could result in a substantial loss of your investment.

Our common stock has historically been a “penny stock” under SEC rules. It may be more difficult to resell shares of common stock classified as “penny stock”.

Our common stock has historically been a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

You will experience immediate and substantial dilution when you purchase securities in this offering.

Upon the closing of this offering, investors will incur immediate and substantial dilution in the per share net tangible book value of their shares of common stock. At March 31, 2012, after giving pro forma effect to our receipt of the net proceeds of this offering, we would have had a pro forma net tangible book value of $10,394,760, or $2.77 per share. Net tangible book value is the amount of our total assets minus intangible assets and liabilities. This represents a gain in our net tangible book value of $2.53 per share for the benefit of our current stockholders, and dilution of $1.73 or 38% of the public offering price, for investors in this offering. Investors in this offering will be subject to increased dilution upon the exercise of existing outstanding stock options and warrants. These stock options and warrants, for which cash would need to be remitted to us for exercise, represent an additional 2,563,259 shares of common stock that could be issued in the future.

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Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

In the past, we have issued common stock, convertible securities (such as convertible preferred stock and notes) and warrants in order to raise money. We have also issued common stock as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Of the approximately 1.25 million shares of our common stock outstanding as of May 15, 2012, approximately 1.0 million shares are freely tradable without restriction as of that date. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

While the public warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the public warrants are outstanding, the holders of the public warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these public warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

The redemption of the public warrants issued in this offering may require potential investors to sell or exercise the public warrants at a time that may be disadvantageous for them.

At any time beginning six months after the date of this prospectus, provided that the VWAP of our common stock is equal to or greater that $7.75 per share for at least twenty (20) consecutive trading days, we may redeem the outstanding public warrants, in whole or in part, upon not less than 30 days' notice, at a price of $.01 per warrant. The terms of our warrants prohibit us from redeeming them unless we have a current and effective registration statement available covering the exercise of the warrants. If we exercise our right to redeem the public warrants, they will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $.01 per warrant. Notice of redemption of the public warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends and there can be no assurance that cash dividends will ever be paid on our common stock.

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We may issue additional shares of our common stock, which could depress the market price of our common stock and dilute your ownership.

Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our common stock, including those pursuant to the Offered Warrants subject to this offering, or securities convertible into our common stock could be substantially dilutive to holders of our common stock if they do not invest in future offerings.

Director and officer liability is limited.

As permitted by Delaware law, our by-laws limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our by-law provisions and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our by-laws and indemnification agreements entered into by our company with each of the officers and directors provide that we shall indemnify our directors and officers to the fullest extent permitted by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units that we are offering, assuming gross proceeds of $11.2 million, will be approximately $10.1 million, after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $11.7 million if the underwriter’s over-allotment is exercised in full.

We expect to use any proceeds received from this offering as follows:

•	$4.9 million for investment in Hooters international franchises – presently we have agreements in place for Surfers Paradise (Australia), Brazil and Hungary, and we intend to use all the proceeds in these regions;
•	$4.5 million to payoff existing debt – $1.8 million estimated balance of our bank line of credit, which currently has an annual interest rate of 4.5% (0.5 % over Wall Street Journal Prime rate, or floor of 4.5%, whichever is higher) and matures on August 20, 2012;and $2.7 million payoff of convertible debt, which currently has an annual interest rate of 18% and matures from dates ranging between January and August 2012. In lieu of cash repayments, as agreed to by the holders, we expect approximately $3.0 million of convertible debt and collateral holders will be converted into units as part of the offering;
•	$0.7 million for general corporate working capital.

The projected expenditures shown above are only estimates or approximations.  We expect the proceeds from this offering together with revenues generated from our business, will be sufficient to cover our anticipated capital requirements for at least the next 24 months.  Until we are able to apply the net proceeds of this offering to the uses described above, we intend to invest the proceeds in short term investment grade securities.  Any proceeds received from the exercise of warrants will be used for working capital.

DILUTION

Our net tangible book value at March 31, 2012 was $0.24 per share and was determined by dividing our actual net tangible book value (total book value of tangible assets less total liabilities) on that date, by the number of outstanding shares (1,249,446) on March 31, 2012.

Our pro forma net tangible book value at March 31, 2012 was $2.77 per share and gives effect to the sale of 2,500,000 units in this offering, at a public offering price of $4.50 per unit (we have assumed for purposes of this table that the entire $4.50 per unit is attributable to the sale of the common stock included in each unit), and our payment of the underwriting discount, the representative's non-accountable expense allowance, and the estimated offering expenses.

 The net proceeds from the sale of the 2,500,000 units represents an immediate increase in net tangible book value per share of $2.59 to the existing stockholders and dilution of $1.73 per share to the new investors. For purposes of the dilution calculation and the following tables, we have allocated the full purchase price of a unit to the shares of common stock included in the unit and nothing to the warrants included in the unit.

 The following table illustrates this per share dilution:

	Amount	Percent
Assumed public offering price per share	$4.50
Net tangible book value per share at March 31, 2012	$0.24
Increase in pro forma net tangible book value per share attributable to new investors	$2.53	56%
Pro forma as net tangible book value per share after this offering	$2.77
Dilution to new investors	$1.73	38%

If the underwriters' over-allotment option is exercised in full, dilution per share to new investors would be $1.59 per share of common stock. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering.

In the future, new investors may be subject to additional, substantial dilution if and to the extent significant amounts of our outstanding convertible notes, stock options and warrants are converted or exercised.

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CAPITALIZATION

The following table sets forth at March 31, 2012 (i) our actual capitalization and (ii) our capitalization on a pro forma basis, reflecting proceeds from the sale of 2,500,000 units in this offering by us at a public offering price of $4.50 per unit, after deducting the underwriting discount, the representative's non-accountable expense allowance, and the estimated offering expenses payable by us.

You should read this capitalization table together with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and with our financial statements and accompanying notes included elsewhere in this prospectus.

		Pro Forma
	Actual	As Adjusted
Common stock, 1,506,061 issued and 1,249,446 shares outstanding at March 31, 2012;
4,006,061 issued and 3,749,446 shares outstanding on a pro forma basis	$301	$801
Additional paid-in capital	6,483,001	16,582,501
Other stockholders' equity	1,188,794	1,188,794
Accumulated deficit	(6,600,921)	(6,600,921)
Stockholders' equity	$1,071,175	$11,171,175

The information in the table above excludes shares of common stock issuable upon the exercise of the warrants, the underwriters' over-allotment option, or any shares issuable upon the exercise of any warrants or options which were outstanding on the date of this prospectus.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock has traded on the OTCBB under the symbol “CCLR” since June 27, 2005. We have received approval to have our units, common stock, and warrants quoted on the NASDAQ Capital Market under the symbols: HOTRU, HOTR and HOTRW, respectively.

The high and low sales prices on the OTCBB for the common stock were as follows:

	High	Low
Year ending December 31, 2012
First Quarter	$7.40	$4.40
Second Quarter (through June 11, 2012)	$8.00	$4.62

Year ended December 31, 2011
First Quarter	$6.76	$4.24
Second Quarter	$6.40	$4.18
Third Quarter	$6.00	$4.30
Fourth Quarter	$10.00	$4.80

Year ended December 31, 2010
First Quarter	$8.50	$5.00
Second Quarter	$8.50	$5.20
Third Quarter	$8.50	$7.00
Fourth Quarter	$8.50	$6.02

Year ended December 31, 2009
First Quarter	$11.50	$2.02
Second Quarter	$11.10	$6.00
Third Quarter	$10.80	$4.50
Fourth Quarter	$11.00	$4.10

As of June 18, 2012, there were approximately 51 holders of record of our common stock according to the records of our transfer agent. This number does not include:

•	any beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries, or

•	broker-dealers or other participants who hold or clear shares directly or indirectly through the Depository Trust Company, or its nominee, Cede & Co.

18

Management’s Discussion and Analysis of Financial Condition and Results of Operations

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. These forward-looking statements are based on trends which we anticipate in our industry and are qualified in their entirety by the cautionary statements and risk factor disclosures contained in the section entitled “Risk Factors.” Accordingly, certain important factors may have affected and could in the future affect our actual results and could cause our actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for our management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of projections and other forward-looking statements should not be regarded a representation by us or any other person that we will realize our projections or that any of the forward-looking statements contained in this prospectus will prove to be accurate.

Management’s Analysis of Business

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each location’s menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with locations in 44 states domestically and over 450 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and the sale of packaged food in supermarkets.

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.   We based this decision on what we believe to be the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We are focused on expanding our Hooters operations, and expect to use substantially all the net proceeds from this offering in South Africa, Brazil, Hungary and Australia.

Accordingly, we operate in two business segments; Hooters franchise restaurants and our legacy investment management and consulting services businesses.

RESTAURANT OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2012

The following is a condensed statement of operations for our restaurant operations, which currently consists of four Hooters locations in South Africa.

	(1)	(2)	(3)	(4)
	Durban	Johannesburg	CapeTown	Emperors Palace	Total Restaurants
Revenues	$261,499	$492,669	$163,535	$431,284	$1,348,987
Cost of Sales	97,828	176,019	65,028	157,674	496,549
Gross Profit	163,671	316,650	98,507	273,610	852,438

Recurring expenses:
Operating expenses, including management fees eliminated in consolidation	149,166	263,230	119,103	151,708	683,207
Interest expense	1,340	2,415	2,111	-	5,866
Depreciation and amortization	16,712	45,293	17,229	26,606	105,840
Income taxes	1,477	-	-	2,339	3,816
	168,695	310,938	138,443	180,653	798,729
Net income (loss) before non-recurring expenses	(5,024)	5,712	(39,936)	92,957	53,709
Pre-opening costs	-	-	-	78,287	78,287
Net income (loss)	$(5,024)	$5,712	$(39,936)	$14,670	(24,578)

Loss from management company not absorbed above					(4,694)
Total South Africa restaurants					$(29,272)

(1)	Durban location opened in December 2009.
(2)	Johannesburg location opened in June 2010.
(3)	CapeTown location opened in June 2011.
(4)	Emperors Palace location opened mid-February 2012.

We expect net income for the four stores for the remainder of 2012 to be approximately $50,000-$100,000 per quarter. The Emperor’s Palace location was our first location opened since we took over operational control of these locations, and we expect this location to continue at its current pace.

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LIQUIDITY AND CAPITAL RESOURCES AND GOING CONCERN

Historical information:

At March 31, 2012 and December 31, 2011, the Company had current assets of $636,758 and $623,681; current liabilities of $4,779,370 and $3,627,306; and a working capital deficit of $4,142,612 and $3,003,625, respectively. The Company incurred a loss of $568,113 during the three months ended March 31, 2012 and had an unrealized loss from available-for-sale securities of $105,618 and foreign currency translation losses of $1,279, resulting in a comprehensive loss of $675,010.

The Company's corporate general and administrative expenses averaged approximately $295,000 per quarter during 2011 and increased to $481,000 in the current quarter as we expanded our footprint internationally.

Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. The Company also will share 49% of the profits in our Hooters location opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

In addition, the Company has a note with a balance at March 31, 2012 of $241,115 owed to its bank which is due in August 2013 and a line of credit with its bank with a balance at March 31, 2012 of $1,178,000 (total available $2,000,000) due on August 20, 2012. We also have convertible notes payable with certain investors with a balance at March 31, 2012 of $2,725,000 with maturity dates from January 22 through June 26, 2012. None of the noteholders whose notes have matured have taken any action to seek to enforce their notes. As of May 1, 2012, there are $975,000 in principal amount of notes that have matured. The notes bear interest at an 18% annualized rate. The Company plans to continue to use outside investors in separate entities (which we refer to as “limited partners”), if the proceeds from this offering combined with cash flow from operations is not sufficient to cover the costs for additional Hooters restaurants in the future.

The Company expects to meet its obligations in 2012 with some or all of the following:

•	Proceeds from the sale of the units in this offering
•	The Company received $100,000 in January 2012 as an annual fee for its CEO sitting on the Board of Hooters of America and expects to continue to receive this fee for the next three years based on the current agreement;
•	Borrow additional funds on its existing line of credit;
•	Convert its convertible notes payable into common stock.

If any or all of the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Evaluation of the amounts and certainty of cash flows:

The Company plans to use the proceeds from this offering to complete its expansion plans in South Africa, Brazil, Australia and Hungary. The Company has used short-term financing to meet the preliminary requirements of its planned expansion, principally in South Africa and Australia. If the Company is unable to complete this offering, the Company would be required to limit its expansion plans. We would use limited partner funding and other sources of capital, including an expansion of our existing line of credit or a new line of credit, private sales of our common stock and other convertible debt, to the extent necessary to attempt to fund as much of the planned expansion as possible. There can be no assurance that any of this funding will be available when needed.

Cash requirements and capital expenditures:

In 2012, we expect to open one restaurant in each of the following countries – Australia (in addition to the one already opened in February 2012), Brazil, Hungary and South Africa. The Company expects the total cash requirements for these restaurants to be approximately $3.3 million, of which approximately $450,000 has been paid as of March 31, 2012.

In addition, we expect general and administrative expenses to be approximately $1.8-$2.0 million for 2012.

Discussion and analysis of known trends and uncertainties:

The World economy has been in a state of flux for some time with the debt problems of a number of countries in Europe, the recent recession in the United States, the significant increase in the debt of the United States compounded by continuing to give away more than can reasonably be collected, the slowing economy in China and other factors. It is impossible to forecast what this will mean to our expansion plans in South Africa, Brazil, Australia and Hungary. We feel that we minimize our risks through investment in different geographical areas.

Expected changes in the mix and relative cost of capital resources:

Since the middle of 2010, the Company has utilized high cost capital to finance its international growth. The Company hopes to eliminate the majority of this debt with new equity and further, to use this equity to complete its expansion plans over the next two years.

Other prospective sources for and uses of cash:

If the Company is unable to obtain the funding from its Offering, it will seek other sources of interim funding to maintain its current operations and complete the restaurants already underway.

If the above events do not occur or the Company is unable to develop its business model, substantial doubt about the Company's ability to continue as a going concern exists.

20

Comparison of three months ended March 31, 2012 and 2011

Revenue

Revenue amounted to $1,373,987 in the three months ended March 31, 2012 and $441,313 in the year earlier period.

Restaurant sales, net amounted to $1,348,987 for our four locations in South Africa, one of which opened to the public on February 17, 2012.

Revenues for the management business for the three months ended March 31, 2012 amounted to $25,000 and $441,313 in the year earlier period. Cash revenues were $25,000 and $416,667 in the three months ended March 31, 2012 and 2011, respectively. The cash revenues for the management business in 2011 was from a fee of $400,000 received in January 2011 for our services in facilitating the acquisition of HOA and TW plus the accrual of $16,667 for the annual $100,000 fee received in January 2012. In the three months ended March 31, 2012 the cash revenue of $25,000 represents three months of the Company’s annual payment from HOA of $100,000, which is due in January each year while Mr. Pruitt serves on its board.  The Company also recorded an accrual of $22,896 for management fees from Investors II in 2011. Non-cash revenues in the three months ended March 31, 2011 of $1,750 was recognized from the receipt of securities for our services.

The fair value of the equity instruments for management fees received was determined based upon the stock prices as of the date we reached an agreement with the third party. The terms of the securities are not subject to adjustment after the measurement date. See Note 4 of the consolidated financial statements for details.

Restaurant cost of sales

Restaurant cost of sales amounted to $496,549, or 36.8% of restaurant net sales. We expect the percentage to remain approximately the same in 2012 as we expand our business in South Africa and other countries.

Restaurant operating expenses

Restaurant operating expenses amounted to $615,769, or 45.6% of restaurant net sales. We expect the percentage of operating expenses to restaurant net sales to decline as we open more Hooters locations, however we have a limited history to be able to forecast a range.

Restaurant pre-opening expenses

Restaurant pre-opening expenses amounted to $66,120 incurred for the opening of our location at the Emperor’s Palace Casino in Johannesburg, South Africa in February 2012.

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General and Administrative Expense (“G&A”)

G&A amounted to $481,273 in the three months ended March 31, 2012 and $224,458 in the year earlier period. The more significant components of G&A are summarized as follows:

	2012	2011

Professional fees	$59,910	$18,344
Payroll and benefits	171,017	118,749
Consulting and investor relation fees	118,597	16,644
Travel and entertainment	42,966	13,186
Accounting and auditing	42,700	21,500
Other G&A	46,083	36,035
	$481,273	$224,458

G&A costs are expected to range from $400-$500,000 per quarter for the remainder of 2012, with the costs associated with the activities of the restaurant business continuing to grow. Revenue from the restaurants is expected to exceed this increase in expense.

Payroll and benefits increased $52,268 in 2012 from 2011 primarily from the addition of restaurant management personnel beginning in the fourth quarter of 2011.

Consulting and investor relations fees increased $101,953 in 2012 from 2011 as the Company engaged experienced personnel to startup our European subsidiary and Brazil operations and to increase the Company’s recognition in the investment arena. Non-cash amortization of warrant expense for services were $23,495 and $0 in 2012 and 2011, respectively.

Travel and entertainment increased $29,780 as Company personnel, primarily the CEO, traveled to increase our company awareness and lockdown financing and partners for the restaurant locales.

Depreciation and amortization

Depreciation expense for the three months ended March 31, 2012 and 2011 amounted to $102,189 and $2,549, respectively. The restaurant segment for the three months ended March 31, 2012 and 2011 amounted to $99,417 and $0, respectively, and the management business amounted to $2,772 and $2,549, respectively.

Amortization expense for the three months ended March 31, 2012 for the restaurant businesses related to franchise fees was $6,423. There was no amortization expense in 2011.

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OTHER INCOME (EXPENSE)

Other income (expense) consisted of the following at March 31, 2012 and 2011:

	2012	2011
Other income (expense):
Equity in earnings (losses) of investments	$(10,538)	$5,103
Realized gains from sale of investments	-	19,630
Interest expense	(177,218)	(18,759)
Interest income	-	4,541
Miscellaneous income	-	476
	$(187,756)	$10,991

Equity in Earnings of Investments

Equity in earnings of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method. This included losses from the Hoot Campbelltown partnership in 2012 of $10,538, and income from the Hoot SA entities in 2011 of $5,103.

Realized Gains from Sale of Investments

Realized gains are recorded when investments are sold and include transactions in 2011 from a gain on sales of DineOut.

Interest Expense

Interest expense increased by $158,459 in 2012 from 2011 primarily due to the addition in 2011 of a line of credit with a balance as of March 31, 2012 of $1,178,000 and convertible notes payable in the amount of $1,725,000, offset by the conversion of $686,500 of convertible notes payable from 2010.

Interest Income

Interest income in 2012 decreased $4,541 as 2011 includes earnings from Investors for one month, compared to 2012 which had none.

PROVISION FOR INCOME TAXES

The Company recorded income tax expense of $3,816 based on the net profit of two of our South African locations at a 28% corporate income tax rate.

23

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Revenue

Revenue amounted to $1,463,820 in 2011 and $136,301 in 2010. Cash revenues were $493,167 and $967,418 in 2011 from the management and restaurant businesses, respectively, and $84,218 in 2010 from the management business. The majority of our cash revenues in 2011 for the management business was from a fee of $400,000 received in January 2011 for our services in facilitating the acquisition of HOA and TW and of $91,667 of the Company’s annual payment from HOA of $100,000, which is due in January each year while Mr. Pruitt serves on its board.  In 2010 cash revenues were management fees from Investors LLC and Investors II. Non-cash revenues in 2011 and 2010 of $3,235 and $52,083, respectively were recognized from the receipt of securities for our services.

The fair value of the equity instruments for management fees received was determined based upon the stock prices as of the date we reached an agreement with the third party. The terms of the securities are not subject to adjustment after the measurement date. See Note 4 of the consolidated financial statements for details.

Restaurant cost of sales

Restaurant cost of sales totaled $360,810, or 37.3% of restaurant net sales. We expect the percentage to remain approximately the same in 2012 as we expand our business in South Africa and other countries.

Restaurant operating expenses

Restaurant operating expenses totaled $483,946, or 50.0% of restaurant net sales. We expect the percentage of operating expenses to restaurant net sales to decline as we open more Hooters locations, however we have a limited history to be able to forecast a range.

General and Administrative Expense (“G&A”)

G&A increased to $1,245,752 in 2011 from $935,110 in 2010. The more significant components of G&A are summarized as follows:

	2011	2010

Professional fees	$104,016	$106,594
Payroll and benefits	563,323	518,162
Consulting and investor relation fees	261,315	17,223
Travel and entertainment	84,767	42,950
Accounting and auditing	70,450	67,914
Director fees	-	42,500
Bad debt expense	750	24,907
Other G&A	161,131	114,860
	$1,245,752	$935,110

G&A costs are expected to increase in 2012 to $325-$350,000 per quarter, with the costs associated with the activities of the restaurant business continuing to grow. Revenue from the restaurants is expected to exceed this increase in expense.

Payroll and benefits increased $45,161 in 2011 from 2010 primarily from the addition of restaurant management personnel in the fourth quarter of 2011.

Consulting and investor relations fees increased $244,092 from 2011 to 2010 as the Company engaged experienced personnel to startup our European subsidiary and to increase the Company’s recognition in the investment arena. Non-cash fees for services were $74,573 and $25,000 in 2011 and 2010, respectively.

Travel and entertainment increased $41,817 as Company personnel, primarily the CEO, traveled to increase our company awareness and lockdown financing and partners for the restaurant locales.

There were no director fees in 2011. Effective December 31, 2010, the Company issued 10,000 shares of its common stock to its outside directors for current and prior director fees. The stock was valued at $42,500 based on the closing price of the common stock on that date.

The Company recognized a bad debt in the amount of $750 in 2011 and $24,907 in 2010. The amount in 2010 was for prior management services of $24,000 and expense advances of $907 owed by Green St. Energy, Inc., a company for which the Company previously provided management services.

24

Asset Impairment

In 2010, the Company recorded an impairment of $250,000 for our equity interest in BreezePlay as a result of it not being able to raise sufficient capital to complete its business plan and substantially ceasing operation.

OTHER INCOME (EXPENSE)

Other income (expense) consisted of the following at December 31, 2011 and 2010:

	2011	2010
Other income (expense):
Equity in earnings (losses) of investments	$(76,113)	$58,337
Realized gains from sale of investments	19,991	106,035
Interest expense	(180,825)	(140,016)
Interest income	4,541	46,000
Miscellaneous income	476	-
Other than temporary decline in available-for-sale securities	(147,973)	(40,386)
	$(379,903)	$29,970

Equity in Earnings of Investments

Equity in earnings of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method. This included losses from the Hoot Campbelltown and Hoot SA partnerships in 2011 of $66,857 and $9,256, respectively and income from the Hoot SA partnerships in 2010 of $58,337.

Realized Gains from Sale of Investments

Realized gains are recorded when investments are sold and include transactions in 2011 from a gain on sales of DineOut and in 2010 from a gain on sales of DineOut of $157,807, a loss on sales of Vought Defense Systems of $58,355 and a gain on sales of Healthsport of $6,583.

Interest Expense

Interest expense increased in 2011 from 2010 primarily due to the addition in 2011 of a line of credit for $1,165,000 and convertible notes payable in the amount of $1,625,000, offset by the conversion of $686,500 of convertible notes payable from 2010.

Interest Income

Interest income in 2011 decreased $41,459 as 2011 includes earnings from Investors for one month, compared to 2010 which includes our earnings from Investors for the entire year.

Other than Temporary Decline in Available-for-Sale Securities

The Company determined that its investment in available-for-sale securities had an other than temporary decline in value and recorded a realized loss in the amount of $147,973 and $40,386 in 2011 and 2010, respectively. Valuations were determined based on the quoted market price for the stock when it was determined the decline was not temporary and the decline was recorded. In 2011, the Company recorded an impairment of $147,973 primarily related to the Company’s investment in HiTech Stages ($124,573) and Efftec International ($22,500). In 2010, the Company recorded an impairment of $40,386 primarily related to the Company’s investment in Remodel Auction ($39,100).

25

PROVISION FOR INCOME TAXES

The Company recorded income tax expense of $14,608 based on the net profit of one of our South African locations at a 28% corporate income tax rate.

RECENT ACCOUNTING PRONOUNCEMENTS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results. See Note 2 to the consolidated financial statements.

Critical Accounting Policies

The SEC has suggested companies provide additional disclosure and commentary on their most critical accounting policies, which they defined as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition our most critical accounting policy is the valuation of our investments. The methods, estimates and judgments we use in applying this accounting policy has a significant impact on the results we report in our financial statements.

Leases

Restaurant Operations lease certain properties under operating leases. Many of these lease agreements contain rent holidays, rent escalation clauses and/or contingent rent provisions. Rent expense is recognized on a straight-line basis over the expected lease term, including cancelable option periods when failure to exercise such options would result in an economic penalty. We use a time period for straight-line rent expense calculation that equals or exceeds the time period used for depreciation. In addition, the rent commencement date of the lease term is the earlier of the date when they become legally obligated for the rent payments or the date when they take access to the grounds for build out. Accounting for leases involves significant management judgment.

Investments

We determine fair value to be the amount for which an investment could be exchanged in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale. Our evaluation process is intended to provide a consistent basis for determining the fair value of our available-for-sale investments. In summary, for individual securities classified as available-for-sale securities, an enterprise shall determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be other than temporary, the individual security shall be written down to fair value as a new cost basis and the amount of the write-down shall be included in earnings (accounted for as a realized loss). The new cost basis shall not be changed for subsequent recoveries in fair value. Subsequent increases in the fair value of available-for-sale securities shall be included in other comprehensive income and subsequent decreases in fair value, if not an other-than-temporary impairment, also shall be included in other comprehensive income.

The first step in the analysis is to determine if the security is impaired. All of our available-for-sale securities were listed and we use the closing market price and other factors to determine the amount of impairment if any. The second step, if there is an impairment, is to determine if the impairment is other than temporary. To determine if a decline in the value of an equity security is other than temporary and that a write-down of the carrying value is required, we considered the following:

•	The length of time and the extent to which the market value has been less than the cost;
•	The financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer such as changes in technology that may impair the earnings potential of the investment or the discontinuance of a segment of the business that may affect the future earnings potential; or
•	The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Unless evidence exists to support a realizable value equal to or greater than the carrying value of the investment in equity securities classified as available-for-sale, a write-down to fair value accounted for as a realized loss should be recorded. Such loss should be recognized in the determination of net income of the period in which it occurs and the written down value of the investment in the issuer becomes the new cost basis of the investment.

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received. The Company also has equity investments in which it owns less than 20% which are stated at cost. An impairment loss would be recorded whenever a decline in the value of an equity investment or investment carried at cost is below its carrying amount and is determined to be other than temporary. In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

26

COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC 28277. Since August 1, 2011, the lease has continued at the same rate on a month-to-month basis.

The Company leases the land and building for our four restaurants in South Africa through our subsidiaries. The leases are for five year terms and include options to extend the terms. We lease our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

The following table presents a summary of our contractual operating lease obligations and commitments as of December 31, 2011:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations (1)	$263,921	$20,250	$243,671	$-	$-
Operating Lease Obligations (2)	3,202,977	526,787	1,213,143	1,463,047
Purchase Obligations (3)	550,000	550,000	-	-	-
Total	$4,016,898	$1,097,037	$1,456,814	$1,463,047	$-

(1)	Represents the outstanding principal amounts and interest on all our long-term debt.
(2)	Represents operating lease commitments for our four Hooters restaurants in South Africa.
(3)	Represents commitments for Hooters international restaurants in Australia

27

BUSINESS

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand in 44 states domestically and over 450 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and food being sold in supermarkets.

We expect to either  own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.  We based this decision on the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We continue to operate our management and consulting services segment, however we are focused on expanding our Hooters operations, and expect to use substantially all of the net proceeds from this offering, in the following areas: South Africa, Brazil, Hungary and Australia.

We also have our legacy investment management and consulting services businesses.

How Chanticleer obtains Hooters locations and territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of HOA, uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories. Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters location or locations.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a  monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

Hooters granted us non-exclusive franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•	4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban location is our only location that has been open more than 18 months and the rate for the next 12 months has been set at 4%.

•	4% of gross revenue is to be spent on advertising and marketing.

•	Open seven locations by December 31, 2014.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

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HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).

•	Provide us with management training and pre-opening training for non-management employees.

•	Advise us on operation, advertising and promotion.

•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement , and a $25,000 fee per restaurant.

Hooters assistance and training to franchisee prior to and after opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

South Africa

The Company currently operates four Hooters locations in Cape Town, Durban and two in Johannesburg.  We employ approximately 100 employees at these locations, as well as five employees at our management company.

The Company formed Chanticleer Holdings, Limited, a Bailiwick of Jersey Company (“CHL”) to own the Company’s 50% interest in Chanticleer & Shaw (Pty.) Ltd., a South Africa private company (“C&S Ltd.”).  During September 2011, the Company purchased the remaining 50% interest in C&S Ltd.  C&S Ltd. is the franchisee under the HOA franchise agreement for South Africa. Each restaurant is owned by a South African private company which we control.  For the first location in Durban, South Africa, we currently own 90% of the private company’s outstanding securities and the remaining 10% is owned by family members of our former partner in C&S Ltd.  For the second location in Johannesburg, South Africa, we currently own 95% of the private company’s outstanding securities and the remaining 5% is owned by family members of our former partner in C&S Ltd.  For the third location in CapeTown, South Africa and the fourth location in Emperor’s Palace, we currently own 100% of each of the private company’s outstanding securities.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the first three South Africa locations, we agreed to allocate a portion of the profits from each restaurant such that the investors (which we refer to as LP’s) receive 80% of the net profits after taxation (the “SA Profits”) until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investors are thereafter entitled to receive 20% of the SA Profits.

Our first location in South Africa opened in December 2009 and as of December 31, 2011 LP’s have been paid $129,877 (36.9%) against their 20% return. Our second location opened in June 2010 and as of December 31, 2011 LP’s have been paid $65,461 (15.9%) against their 20% return. Our third location opened in June 2011 and as of December 31, 2011 LP’s have been paid $18,000 (4.2%) against their 20% return. The payments to investors for our first and second locations were primarily funded from the cash flows of the restaurants. The payments to investors for the third location were funded by the Company as an advance on expected future cash flows.

The Company, concurrently with purchasing the remaining 50% interest in C&S Ltd., has formed a management company to operate the current South African Hooters locations.  The management company currently charges a management fee of 5% of net revenues. We own 80% of the management company, with key management owning the remaining 20%.

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Other countries

•	Brazil - we have acquired development rights for Hooters in three states of Brazil, including Rio de Janeiro. We have partnered with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•	Hungary - we have acquired rights for Hooters in Hungary, where we own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%. We have secured the location for our first restaurant in Budapest, in the middle of Franz Liszt Square. The location is situated on the most popular outdoor terrace destination during the summer months in the heart of Budapest. We have contracted with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing.

•	Australia - we have partnered with the current Hooters franchisee in a joint venture although we do not presently have any formal agreement in writing. The first Hooters restaurant under this joint venture opened in January 2012 in Campbelltown, a suburb of Sydney and HOA recently consented to the transfer of the operating rights for a second Hooters restaurant under the joint venture to be located in Surfer’s Paradise, Australia (for which we have also received preliminary site approval). We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Western Europe – we have a non-binding letter of intent with a current franchisee to purchase 100% of an existing Hooters location.

ACQUISITION OF HOOTERS RESTAURANTS

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  On January 24, 2011, Investors LLC and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. We now own approximately 14% of Investors LLC, which represents approximately 3% of HOA LLC. We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any, based on distributions from the entity.

The Company received a payment of $400,000 at closing for its services and expense reimbursement in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

NARRATIVE DESCRIPTION OF BUSINESS – SEGMENTS

The Company is organized into two active business segments as of the end December 31, 2011, the Management segment has been operating since our inception and the Restaurant Operations segment was added during 2009 and had its initial operations in 2010.  The insurance and specialized services segment is inactive at December 31, 2010 and was shut down during the third quarter of 2011.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS was shut down during the third quarter of 2011.

INVESTMENTS MANAGED

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with HOA, collateralized by and convertible into 2% of HOA common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

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The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold an additional $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Chanticleer Investors II, LLC

On July 31, 2006, the Company formed Investors II.  Investors II began raising funds in January 2007 for the purpose of investing in publicly traded value securities and has now completed its fourth year of operations with $1,603,869 under management at December 31, 2010.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed Chanticleer Dividend Fund, Inc. ("CDF") under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

EMPLOYEES

At March 31, 2012 and December 31, 2011, we had 105 (100 in South Africa) and 95 (90 in South Africa) full-time employees, respectively.  Our employees are not represented by a labor union.  We have experienced no work stoppage and believe that our employee relationships are good.

PROPERTIES

Effective August 1, 2010, the Company extended its office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC 28277. Since August 1, 2011, the lease has continued at the same rate on a month-to-month basis.

Our office facilities are suitable and adequate for our business as it is presently conducted.

The Company leases the land and building for our four restaurants in South Africa through our subsidiaries. The leases are for five year terms and include options to extend the terms. We lease our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

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LEGAL PROCEEDINGS

We are not currently subject to any legal proceedings, nor, to our knowledge, is any legal proceeding threatened against us. However, from time to time, we may be a party to certain legal proceedings in the ordinary course of business.

GOVERNMENT REGULATION

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning, and building requirements. Each restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. In order to reduce this risk, restaurant employees are trained in standardized operating procedures designed to assure compliance with all applicable codes and regulations. In connection with our expansion into international markets, we are taking on additional responsibilities under the Foreign Corrupt Practices Act and similar local regulations. We will implement policies, procedures and training to ensure compliance with these regulations.

We and our partners are also subject to laws governing our relationship with employees. Our failure or the failure of our partners to comply with international, federal, state and local employment laws and regulations may subject us to losses and harm our brands. The laws and regulations govern such matters as wage and hour requirements; workers’ compensation insurance; unemployment and other taxes; working and safety conditions, and citizenship and immigration status. Significant additional government-imposed regulations and similar laws related to minimum wages, overtime, rest breaks, paid leaves of absence, mandated health benefits, may also impact the performance of company and franchised operations.  In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements, and payments to employees who receive gratuities may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such governmental regulations by the us or our partners are difficult to quantify.

We are also subject to licensing and regulation by international, state and local departments relating to the service of alcoholic beverages, health, sanitation, and fire and safety standards. Compliance with these laws and regulations may lead to increased costs and operational complexity and may increase our exposure to governmental investigations or litigation.

COMPETITION

The restaurant industry is intensely competitive. We compete on the basis of the taste, quality and price of food offered, guest service, ambience, location, and overall dining experience. We believe that our attractive price-value relationship, the atmosphere of our restaurant, our focus on our guest and the quality and distinctive flavor of our food enable us to differentiate ourselves from our competitors. We believe we compete primarily with local and regional sports bars and national casual dining and quick casual establishments, and to a lesser extent with quick service restaurants such as wing-based take-out concepts. Many of our direct and indirect competitors are well-established national, regional or local chains and some have substantially greater financial and marketing resources than we do. We also compete with other restaurant and retail establishments for site locations and restaurant team members.

In our other business segments, we compete for clients with many other financial service and business advisory companies. The Companies we compete against may have widespread brand recognition and substantially greater resources and marketing capabilities than we have.

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MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICER

The following section sets forth the names, ages and current positions with the Company held by the Directors and Executive Officer as of the date of this prospectus; together with the year such positions were assumed.  There is no immediate family relationship between or among any of the Directors or  the Executive Officer, and the Company is not aware of any arrangement or understanding between any Director or the Executive Officer and any other person pursuant to which he was elected to his current position.

Each Director and Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve or until his or her successor is elected.  The Company currently has five Directors.

NAME	AGE	POSITION

Michael D. Pruitt	51	President, CEO and Director since June 2005

Eric S. Lederer	46	CFO since June 2012

Michael Carroll	63	Independent Director since June 2005

Brian Corbman	36	Independent Director since August 2005

Paul I. Moskowitz	55	Independent Director since April 2007

Keith Johnson	54	Independent Director since November 2009

Michael D. Pruitt

Michael Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments, in 1999.  In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked at Ty Pruitt Trucking, which was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold, as a consultant.  He was the CEO from 2002-2005, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX.  Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.   Mr. Pruitt is currently a director of North American Energy Resources, Inc. and CEO and director of Efftec International, Inc.

Eric S. Lederer

Eric Lederer joined Chanticleer Holdings in February 2011 and was appointed CFO in June 2012. Prior to joining us, he served as Controller of PokerTek, Inc. (NASDAQ, PTEK), a licensed gaming company that develops and distributes electronic table games, since December 2005. Prior to PokerTek, Mr. Lederer was the Controller of OneTravel Holdings, Inc. (AMEX, OTV), a holding company primarily involved in the travel industry. Prior to OneTravel, Mr. Lederer worked as the Controller in privately-held companies in the entertainment industry and at a New York City CPA firm. Mr. Lederer received his B.S. in Accounting from Lehigh University.

Michael Carroll

Michael Carroll currently owns and operates a sales and training consulting firm based in Richmond, Virginia.  Mr. Carroll has also served as a director for OneTravel Holdings, Inc., formerly RCG Companies Incorporated, from January of 2004 until February 2005.  He previously spent 22 years in the distribution business, 19 of which were in computer products distribution.  In 1978, Mr. Carroll founded MicroMagnetic, Inc., a computer supply distribution company that he sold to Corporate Express in 1997.  From 1997 to 1999, he was a division president at Corporate Express, a publicly traded business-to-business office products and service provider.  He holds a Bachelor’s Degree in Business Management from The College of William & Mary in Williamsburg, Virginia, and a Master’s Degree in Business Administration from Virginia Commonwealth University. Mr. Carroll is a member of our Audit, Nominating and Compensation committees.

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Brian Corbman

Brian Corbman is the managing director of Ardent Advisors, a consulting company he co-founded in 2003, that specializes in business strategy and corporate advisory services for emerging growth companies.    Previously, he was an institutional salesman at Fulcrum Global Partners from May 2002 to January 2003 and Banc of America Securities from October 2000 to March 2002.  Prior to that, from June 1999 to October 2000, he gained valuable corporate experience working for GSI Commerce, a publicly traded company, where he was the sole corporate development analyst.  A Magna Cum Laude graduate of George Washington University in Washington, DC, he holds a Bachelor’s degree in Business Administration.  Mr. Corbman has also attained the NASD general securities principal Series 24, Series 7 and Series 63 licenses. Mr. Corbman is a member of our Audit, Compensation and Nominating Committees.

Paul I. Moskowitz

Paul Moskowitz is a Phi Beta Kappa of Vassar College and Cardozo Law School.  Mr. Moskowitz was a co-founder and partner of a Jacobs and Moskowitz, a New York law firm specializing in corporate and real estate law.  He became affiliated with The World Travel Specialist Group/The Lawyers’ Travel Service (“WTSG/LTS”) in 1988 and served as corporate counsel, representing the travel agency network in legal, real estate, and other business activities.  In 1989, he joined WTSG full time as President and Chief Operating Officer until March 2003, with his primary responsibilities including day-to-day operations which encompassed WTSG’s airline relationships and sales and marketing.  Mr. Moskowitz led the growth of WTSG to one of the top 20 U.S. travel management firms with more than 90 offices throughout the U.S.  Mr. Moskowitz is currently engaged as a consultant for another travel organization. Mr. Moskowitz is a member of our Compensation and Nominating Committees.

Keith Johnson

Mr. Johnson currently serves as President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc.  Prior to that he has been the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina, since 2004.  Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Telemetry Company in Dallas, Texas (1997-2004), Senior Vice President - Finance and Administration of Brinks Home Security in Dallas, Texas (1995-1997), and Chief Financial Officer of BAX Global in London, England (1992-1995).  Mr. Johnson has a BS in accounting from Fairfield University in Fairfield, Connecticut. Mr. Johnson is the head of our Audit Committee.

We believe that each of our directors’ experience in business and financial matters qualifies them to serve as one of our directors.

Code of Ethics

The board of directors has adopted a code of ethics applicable to all directors, officers and employees, including our principal executive officer.  A copy of the code of ethics is available at our website at www.chanticleerholdings.com.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer for the three years ended December 31, 2011. The Company has no other executive officers.

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Name and Principal Position	Year	Salary	Bonus	Total

Michael D. Pruitt (CEO since	2011	$168,000	$-	$168,000
June 2005)(1)	2010	$154,000	$-	$154,000
	2009	$171,000	$-	$171,000

(1)	The 2009 compensation includes $11,000 in consulting fees during the time Mr. Pruitt had temporarily discontinued his salary.

Required columns for stock awards, option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

Options/SAR Grants Table

There were no grants of options or SARs during the year for the named individual.

Aggregated option/SAR exercises and fiscal year-end option/SAR value table.

There were no option/SAR exercises or any options/SARs outstanding at fiscal year-end for the named individual.

Long-term incentive plan ("LTIP") awards table

There were no LTIP awards during the year for the named individual.

Compensation of directors

Our directors each earned $4,250 for 2010 and none was earned or accrued in 2011. The fees were approved by the Board and the 2010 fees were paid in 2011.

The Company intends to pay its Executives and Directors salaries, wages or fees commensurate with experience and industry standards in relationship to the success of the Company.

Employment contracts and termination of employment and changes in control arrangements

The Company does not have any current employment agreements with its officer or directors. The Company intends to pay its executives and directors salaries, wages, or fees commensurate with experience and industry standards in relationship to the success of the company.

The Company does not have any change in control arrangements.

Report on repricing of options/SARs

The Company has no options or SARs outstanding during 2010 or 2009, accordingly, none were repriced.

Director Independence

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of NASDAQ Capital Market, we determined that Michael Carroll, Brian Corbman, Paul Moskowitz and Keith Johnson are "independent directors" as defined under the rules of NASDAQ Capital Market.

Subject to certain conditions, the Company has agreed to nominate a representative of certain of our convertible debt holders for a seat on our Board of Directors, subject to SEC and NASDAQ Capital Market requirements. In connection with such obligation, Mr. Pruitt has agreed to vote his shares, along with shares held by his affiliated entities, in favor of the nominee. To date, the debenture holders have not exercised this right.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of March 31, 2012 and December 31, 2011 are as follows:

	2012	2011

Hoot SA I, LLC	$15,409	$15,409
Chanticleer Foundation, Inc.	10,750	10,750
Chanticleer Investors, LLC	4,045	4,045
	$30,204	$30,204

Due from related parties

The Company has earned income from and made advances to related parties. The amounts owed to the Company as of March 31, 2012 and December 31, 2011 are as follows:

	2012	2011

Chanticleer Investors II, LLC	$1,485	$1,485
Chanticleer Dividend Fund, Inc.	74,281	74,281
Hoot SA II and IV, LLC's	1,913	825
	$77,679	$76,591

Management income from affiliates

The Company had management income from its affiliates in the three months ended March 31, 2012 and 2011, as follows:

	2012	2011

Chanticleer Investors II, LLC	-	22,896
North American Energy Resources, Inc.	-	1,750
	$-	$24,646

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Chanticleer Investors LLC

Investors LLC loaned the Company $4,045 at March 31, 2012 and December 31, 2011.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $22,896 in 2011. There was no accrual for 2012.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland. CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011. The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Hoot SA, LLC; Hoot SA II, LLC; Hoot SA III, LLC; and Hoot SA IV, LLC

The Hoot partnerships were formed to help finance the first four Hooters restaurants in South Africa.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services. The shares and option were initially valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services. The shares were valued at $10,500, based on the trading price of NAEY at the time. The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director. During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer.

Chanticleer Foundation, Inc.

Chanticleer Foundation, Inc. is a Donor-Advised Fund whose governing body consists of Mr. Pruitt, a director of the Company and an employee of the Company. The Foundation loaned the Company $10,750 during 2011.

Avenel Financial Group, Inc.

Avenel Financial Group, Inc. is a company owned by Mr. Pruitt. Advances previously made to the Company were repaid during 2011. Avenel Financial Group, Inc. invested as a limited partner in the South African Hooters locations. Avenel Financial Group, Inc. invested $14,000, $12,500, and $25,000 in the Durban, Johannesburg, and Capetown locations, respectively, and is entitled to receive approximately 2.0%, 1.5%, and 2.9%, respectively, of the SA Profits of each of the locations. As of March 31, 2012, Avenel Financial Group, Inc. has received an aggregate of $6,441 in SA Profits.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of June 11, 2012, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	the Company's executive officer;

•	each of the Company's directors; and

•	all of the Company's directors and its executive officer as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203, Charlotte, NC  28277. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of June 11, 2012, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock issued  as of June 11, 2012, was 1,511,062. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of	Percentage of Class
Name	Common Stock Owned	Pre-offering	Post-offering

Sandor Capital Master Fund LP (1)	149,100	9.9%	3.7%

Robert B. Prag (2)	149,100	9.9%	3.7%

Michael D. Pruitt (3)	202,305	13.4%	5.1%

Eric S. Lederer	375	*	*

Michael Carroll	5,500	*	*

Brian Corbman	5,550	*	*

Paul I. Moskowitz	3,100	*	*

Keith Johnson	1,000	*	*

Officers and Directors As a Group (5 Persons)	217,830	14.4%	5.4%

(1)	John S. Lemak has investment and voting control over the securities held by Sandor Capital Master Fund LP. Sandor maintains principal offices at 2828 Routh Street, Suite 500, Dallas, TX 75201. The amounts set forth in the table include 90,536 shares of common stock owned by Sandor, 12,350 shares of common stock owned by John S. Lemak, and 49,364 shares of common stock underlying Class A Warrants owned by Sandor. The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Sandor and John S. Lemak, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

(2)	Mr. Prag’s address is 2455 El Amigo Road, Del Mar, CA 92014. The amounts set forth in the table include 76,000 shares of common stock owned by Mr. Prag, 14,000 shares of common stock owned by Del Mar Consulting Group, Inc. Retirement Plan Trust (with respect to which Mr. Prag serves as Trustee), and 57,500 shares of common stock underlying Class A Warrants owned by Mr. Prag. The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Mr. Prag and Del Mar Consulting Group, Inc. Retirement Plan Trust, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

(3)	Includes 31,340 shares of common stock held by Avenel Financial Group, Inc., a corporation controlled by Michael D. Pruitt. The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Mr. Pruitt, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock.

* less than 1%

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UNDERWRITING

Dawson James Securities, Inc. and Merriman Capital, Inc. are acting as the representatives of the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. In connection with this offering and subject to certain terms and conditions, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of each underwriter.

Underwriter	Number of Units
Merriman Capital, Inc.
Dawson James Securities, Inc.
Total	2,500,000

This offering will be underwritten on a firm commitment basis. The underwriting agreement provides, subject to the terms and conditions set forth therein, that the underwriters are obligated to purchase all of the units offered by this prospectus, other than those covered by the over-allotment option, if any units are purchased. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect, that no proceedings for this purpose have been initiated or threatened by the Securities and Exchange Commission, and that our securities have been approved for quotation on the NASDAQ Capital Market.

The representatives of the underwriters have advised us that the underwriters propose to offer our units to the public initially at the public offering price set forth on the cover page of this prospectus. The underwriters will offer the units subject to prior sale and subject to receipt and acceptance of the units by the underwriters. The underwriters may reject any order to purchase units in whole or in part. The representatives of the underwriters expect that we will deliver the units to the underwriters through the facilities of The Depository Trust Company in New York, New York on or about _________, 2012. At that time, the underwriters will pay us for the units in immediately available funds. After commencement of the public offering, the underwriters may change the public offering price and other selling terms.

The underwriters have informed us that they do not expect to confirm sales of our units offered by this prospectus on a discretionary basis.

We have been advised by the representatives of the underwriters that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

Pursuant to the underwriting agreement, we have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 375,000 units on the same terms as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the units that the underwriters have agreed to purchase.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

39

•	Stabilizing transactions consist of bids or purchases made by the representatives for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•	Short sales and over-allotments occur when the representatives, on behalf of the underwriting syndicate, sell more of our units than they purchase from us in this offering. To cover the resulting short position, the representatives may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

•	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

•	If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the over the counter market, the NASDAQ Capital Market, or otherwise.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters' Compensation

We have agreed to sell the units to the underwriters at the initial offering price of $4.23 per unit, which represents the public offering price of the units shown on the cover page of this prospectus less the 6% underwriting discount. The underwriting agreement also provides that the representatives will be paid a non-accountable expense allowance equal to 2% of the gross proceeds from the sale of the units offered by this prospectus, excluding any units purchased on exercise of the over-allotment option. We are not required to pay, or reimburse the underwriters for, the legal fees incurred by the underwriters in connection with this offering.

40

The following table summarizes the underwriting discount to the underwriters and the non-accountable expense allowance we will pay to the representatives of the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Per Share	Total Without Exercise of Over-Allotment	Total With Full Exercise of Over-Allotment
Public offering price	$4.50	$11,250,000	$12,937,500
Underwriting discount	$0.27	$675,000	$776,250
Non-accountable expense allowance	$0.09	$225,000	$225,000
Proceeds before expenses	$4.14	$10,350,000	$11,936,250

We estimate that the total expenses of this offering payable by us, not including the underwriting discount and the non-accountable expense allowance, will be approximately $200,000. We will pay all the expenses of this offering.

We have also granted to the representatives of the underwriters a 12 month right of first refusal to purchase for their account or to sell for our account, or any subsidiary or successor of the Company, any of our securities or any such subsidiary or successor’s securities which we or any subsidiary or successor may seek to sell in public or private offerings, whether with or without or through an underwriter, placement agent or broker-dealer. The representatives of the underwriters shall not purchase for their own accounts any securities from the Company or any subsidiary or successor for the 90-day period beginning on the effective date of the registration statement.

The underwriters also require that all of our directors and officers and certain stockholders agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock except for the shares of common stock offered in this offering without the prior written consent of the representatives of the underwriters for a period of 180 days after the date of the underwriting agreement.

We have also agreed that for a period of ninety days after the date of this prospectus, we will not issue any additional equity securities without the prior consent of the representatives of the underwriters, subject to certain exceptions as specified in the underwriting agreement. There are no contractually specified conditions for the waiver of lock-up restrictions, and any waiver is at the sole discretion of the representatives of the underwriters, which may be granted or denied by the representatives for any reason.

Determination of Offering Price

The common stock has been quoted on the OTC Bulletin Board under the symbol “CCLRD.OB.”  On June 12, 2012, the closing market price of our common stock on the OTC Bulletin Board was $8.00. The units, warrants and common stock have been approved to be quoted on the NASDAQ Capital Market.

The public offering price of the units offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the units were:

•	our history and our prospects;

•	the industry in which we operate;

•	the status and development prospects for our products and services;

•	the previous experience of our executive officer; and

•	the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units can be resold at or above the public offering price.

41

DESCRIPTION OF SECURITIES

Units

By means of this prospectus we are offering Units at a price of $4.50 per unit. Each Unit consists of one share of our common stock and one warrant.

Initially the common stock and the warrant will only be quoted as part of a unit for a minimum of 30 days unless the representative of the underwriters determines that an earlier date is acceptable. No later than the 45th day following the date of this prospectus, the common stock and the warrants will be quoted separately, and the units will no longer be quoted. We will notify our security holders regarding the separation of our units through the issuance of a press release and publication of a report on Form 8-K in advance of the date our units separate and the common stock and the warrants begin to be quoted separately.

Common Stock

We are authorized to issue 20,000,000 shares of common stock, holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by our Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Warrants

The warrants will be exercisable at any time after they become quoted separately until they either are redeemed or they expire in accordance with their terms on the fifth anniversary of the date of this prospectus. The exercise price of a warrant is $5.00. Beginning six months after the date of this prospectus, the warrants will be redeemable at our option for $.01 per warrant upon 30 days' prior written notice, at any time after the VWAP of our common stock is equal to or greater than $7.75 per share for at least twenty (20) consecutive trading days. The warrants may only be redeemed if we have a current and effective registration statement available covering the exercise of the warrants.

We will send a written notice of redemption to holders of the warrants at their last known address appearing on the registration records maintained by the warrant agent.  No other form of notice or publication is required.  If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell the warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

We will make adjustment to the exercise price and the number of shares of common stock purchasable upon exercise of the warrants if certain events occur including stock dividends, stock splits, combinations, and reclassifications of our common stock.

42

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that the warrant holders will be entitled to receive upon exercise of the warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was a stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction.  No adjustment to the warrants will be made, however, if a merger or consolidation does not result in a reclassification or change in our outstanding stock.

Other Warrants

During the third quarter of 2011, we issued warrants having a subscription price of $0.08 which entitled our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $5.50 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $7.00.  The warrants have a five year life.  At September 30, 2011, the Company had issued 1,097,255 Class A and Class B warrants.

On August 10, 2011, we issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit.  The Class A Warrant is for 100,000 shares exercisable at $5.50 per share for 10 years and the Class B Warrant is for 112,500 shares exercisable at $7.00 per share for 10 years.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after 'the date of the transaction in which the person became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

43

For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder" did own, 15% or more of the corporation's voting stock.

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock and warrant agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, phone (469) 633-0101.

LEGAL MATTERS

The validity of the securities offered b this prospectus will be passed upon for us by Roetzel & Andress LPA, Fort Lauderdale, Florida.  Certain legal matters in connection with the offering will be passed upon for the underwriters by Greenberg Traurig, P.A., Boca Raton, Florida.

EXPERTS

The consolidated financial statements and schedule of Chanticleer Holdings, Inc. at and for each of the years ended December 31, 2011 and December 31, 2010 have been included herein in reliance upon the reports of Creason & Associates, PLLC, 7170 S. Braden Ave., Suite 100, Tulsa, Oklahoma 74136, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Anyone may inspect a copy of the registration statement or any other reports we file, without charge at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You can find additional information concerning us on our website http://www.chanticleerholdings.com.  Information contained on, or linked from, our website is not and should not be considered a part of this prospectus.

44

CHANTICLEER HOLDINGS, INC. AND SUBSIDIARIES

45

CREASON & ASSOCIATES, P.L.L.C.

7170 S. Braden Ave., Suite 100

Tulsa, Oklahoma 74136

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Chanticleer Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Chanticleer Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2011 and 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Kiarabrite (Pty) Ltd, Dimaflo (Pty) Ltd, Tundraspex (Pty) Ltd, Civisign (Pty) Ltd and Dimalogix (Pty) Ltd (collectively referred to as the South Africa Operations), wholly-owned and majority-owned subsidiaries, which statements reflect total assets and revenues constituting 72 percent and 66 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the South Africa Operations, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the years ended December 31, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Chanticleer Holdings, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, Chanticleer Holdings, Inc. has incurred substantial net losses and negative cash flows from operations for the past several years, along with negative working capital. In addition, the Company has future plans that may require substantial financial obligations. There can be no assurance that the Company will be able to generate sufficient cash revenues to fund its current operations and fulfill its future commitments. These conditions raise substantial doubt about Chanticleer Holdings, Inc. and Subsidiaries’ ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/s/ Creason & Associates, P.L.L.C.

Tulsa, Oklahoma

April 3, 2012

46

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$151,928	$46,007
Accounts receivable	103,982	4,258
Inventory	59,266	-
Due from related parties	76,591	84,269
Prepaid expenses	231,914	24,184
TOTAL CURRENT ASSETS	623,681	158,718
Property and equipment, net	2,508,823	25,563
Intangible assets, net	470,164	-
Investments at fair value	318,353	352,500
Other investments	1,579,677	853,798
Deposits and other assets	3,980	23,980
TOTAL ASSETS	$5,504,678	$1,414,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$1,171,855	$250,000
Convertible notes payable	1,625,000	-
Accounts payable	267,475	211,432
Accrued expenses	21,521	66,103
Other current liabilities	496,643	1,750
Income taxes payable	14,608	-
Due to related parties	30,204	116,349
TOTAL CURRENT LIABILITIES	3,627,306	645,634
Long-term debt, less current maturities	236,109	686,500
TOTAL LIABILITIES	3,863,415	1,332,134
Commitments and contingencies (Note 12)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 200,000,000 shares; issued 3,012,121 shares and 2,571,918 shares; and outstanding 2,498,891 and 2,048,688 shares at December 31, 2011 and 2010, respectively	301	257
Additional paid in capital	6,459,506	5,456,067
Other comprehensive income	48,665	68,027
Non-controlling interest	1,692,019	24,175
Accumulated deficit	(6,032,808)	(4,929,418)

Less treasury stock, 513,230 shares and 523,230 shares at December 31, 2011 and 2010, respectively	(526,420)	(536,683)
	1,641,263	82,425
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,504,678	$1,414,559

See accompanying notes to consolidated financial statements.

47

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2011 and 2010

	2011	2010
Revenue:
Restaurant sales, net	$967,418	$-
Management fee income - non-affiliates	493,167	20,833
Management fee income - affiliates	3,235	115,468
Total revenue	1,463,820	136,301
Expenses:
Restaurant cost of sales	360,810	-
Restaurant operating expenses	483,946	-
General and administrative expense	1,245,752	935,110
Asset impairment	-	250,000
Depreciation and amortization	87,617	11,079
Total expenses	2,178,125	1,196,189
Loss from operations	(714,305)	(1,059,888)
Other income (expense)
Equity in earnings (losses) of investments	(76,113)	58,337
Realized gains from sales of investments	19,991	106,035
Interest income	4,541	46,000
Miscellaneous income	476	-
Interest expense	(180,825)	(140,016)
Other than temporary decline in available-for-sale securities	(147,973)	(40,386)
Total other income (expense)	(379,903)	29,970
Net loss before income taxes	(1,094,208)	(1,029,918)
Provision for income taxes	14,608	-
Net loss before non-controlling interest	(1,108,816)	(1,029,918)
Non-controlling interest	5,426	18,353
Net loss	(1,103,390)	(1,011,565)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	(13,005)	152,027
Foreign translation losses	(6,357)	-
Other comprehensive loss	$(1,122,752)	$(859,538)

Net earnings (loss) per share, basic and diluted	$(0.47)	$(0.51)
Weighted average shares outstanding	2,370,036	1,990,462

See accompanying notes to consolidated financial statements.

48

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2011 and 2010

				Accumulated
				Other
			Additional	Comprehensive	Non-
	Common Stock		Paid-in	Income	Controlling	Accumulated	Treasury
	Shares	Par	Capital	(Loss)	Interest	Deficit	Stock	Total

Balance, December 31, 2009	2,492,752	$250	$5,255,624	$(84,000)	$-	$(3,917,853)	$(536,003)	$718,018
Common stock issued for:
Consultants	15,572	1	24,999	-	-	-	-	25,000
Amounts due related party	33,594	3	58,787	-	-	-	-	58,790
Accounts payable	10,000	1	17,499	-	-	-	-	17,500
Director fees	20,000	2	42,498	-	-	-	-	42,500
Beneficial conversion feature of convertible notes payable	-	-	56,660	-	-	-	-	56,660
Available-for-sale securities	-	-	-	152,027	-	-	-	152,027
Purchase treasury stock	-	-	-	-	-	-	(680)	(680)
Non-controlling interest	-	-	-	-	42,528	-	-	42,528
Net loss	-	-	-	-	(18,353)	(1,011,565)	-	(1,029,918)

Balance, December 31, 2010	2,571,918	257	5,456,067	68,027	24,175	(4,929,418)	(536,683)	82,425
Common stock issued for:
Convertible notes payable and accrued interest	412,286	41	731,046	-	-	-	-	731,087
Services	27,750	3	74,570	-	-	-	-	74,573
Cash	167	-	500	-	-	-	-	500
Available-for-sale securities contributed by CEO	-	-	125,331	-	-	-	-	125,331
Warrants sold, net	-	-	20,608	-	-	-	-	20,608
Amortize warrants	-	-	35,247	-	-	-	-	35,247
Sell treasury stock	-	-	16,137	-	-	-	10,263	26,400
Available-for-sale securities	-	-	-	(13,005)	-	-	-	(13,005)
Non-controlling interest	-	-	-	-	1,673,270	-	-	1,673,270
Foreign translation loss	-	-	-	(6,357)	-	-	-	(6,357)
Net loss	-	-	-	-	(5,426)	(1,103,390)	-	(1,108,816)

Balance, December 31, 2011	3,012,121	$301	$6,459,506	$48,665	$1,692,019	$(6,032,808)	$(526,420)	$1,641,263

See accompanying notes to consolidated financial statements.

49

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(1,103,390)	$(1,011,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Other than temporary decline in value of available-for-sale securities	147,973	40,386
Bad debt expense - related party	750	24,907
Non-controlling interest	(5,426)	(18,353)
Consulting and other services rendered in exchange for investment securities	(1,500)	(33,000)
Depreciation and amortization	87,617	11,079
Equity in (earnings) loss of investments	76,113	(58,337)
Asset impairment	-	250,000
Common stock issued for services	74,573	49,375
(Gain) loss on sale of investments	(19,991)	(106,035)
Beneficial converstion feature of convertible notes payable	-	56,660
Amortization of warrants	35,247	-
(Increase) decrease in amounts due from affiliate	(54,217)	(46,547)
(Increase) decrease in accounts receivable	(73,830)	(4,258)
(Increase) decrease in prepaid expenses and other assets	(168,393)	-
(Increase) decrease inventory	5,988	-
Increase (decrease) in accounts payable and accrued expenses	(58,779)	89,807
Increase (decrease) in income taxes payable	14,608	-
Increase (decrease) in deferred revenue	(1,750)	(19,083)
Advance from related parties for working capital	-	14,650
Net cash used by operating activities	(1,044,407)	(760,314)

Cash flows from investing activities:
Proceeds from sale of investments	190,325	281,765
Investment distribution	8,140	16,137
Purchase of investments	(1,285,500)	(26,334)
Acquisition of subsidiaries	(205,000)	-
Purchase of property and equipment	(388,109)	(4,517)
Treasury stock proceeds (acquired)	26,400	(680)
Deposit made for investment	-	(20,000)
Net cash provided (used) by investing activities	(1,653,744)	246,371

Cash flows from financing activities:
Proceeds from sale of common stock	500	-
Proceeds from sale of common stock warrants, net	20,608	-
Loan proceeds	2,790,000	541,000
Loan repayment	(7,036)	(4,500)
Loans to related parties	-	(48,924)
Loan from related party	-	70,000
Net cash provided by financing activities	2,804,072	557,576
Net increase in cash and cash equivalents	105,921	43,633
Cash and cash equivalents, beginning of year	46,007	2,374
Cash and cash equivalents, end of year	$151,928	$46,007

See accompanying notes to consolidated financial statements.

50

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows, continued

For the Years Ended December 31, 2011 and 2010

	2011	2010

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$98,837	$31,999
Income taxes	-	-

Non-cash investing and financing activities:
Common stock issued for amounts due related party	$-	$58,790
Common stock issued for accounts payable	-	17,500
Reclassification of investment accounted for under the cost method as available-for-sale security	-	100,000
Due to related party exchanged for convertible note payable	25,000	-
Convertible notes payable exchanged for common stock	711,500	-
Accrued interest exchanged for common stock	10,000	-
Investment contributed byt the Company's CEO	125,331	-
Common stock issued for prepaid consulting contract	44,850	-
Acquisition of subsidiaries:
Current assets, excluding cash and cash equivalents	$93,638	-
Property and equipment and intangible assets	2,651,197	-
Total assets excluding cash and cash equivalents	2,744,835	-
Liabilities assumed	630,369	-
Non-controlling interest	1,647,710	-
Prior investment of the Company	261,756	-
	2,523,259	-
Purchase price, net assets acquired - cash paid	$205,000	-

See accompanying notes to consolidated financial statements.

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Chanticleer Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business

Organization

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. The Company previously had limited operations and was considered a development stage company until July 2005. On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc. On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL"), Chanticleer Holdings Australia Pty, Ltd. (“CHA”), Chanticleer Investment Partners, LLC (“CIP”), DineOut SA Ltd. ("DineOut”), Kiarabrite (Pty) Ltd (“KPL”), Dimaflo (Pty) Ltd (“DFLO”), Tundraspex (Pty) Ltd (“TPL”), Civisign (Pty) Ltd (“CPL”) and Dimalogix (Pty) Ltd (“DLOG”) (collectively referred to as “the Company,” “we,” “us,” or “the Companies”). All significant inter-company balances and transactions have been eliminated in consolidation.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders. All share references have been adjusted as if the split occurred prior to all periods presented.

Information regarding the Company's subsidiaries is as follows:

•	Advisors was formed as a wholly owned Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company;

•	Ventures was formed as a wholly owned Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•	CHL was formed as a wholly owned Limited Liability Company in Jersey on March 24, 2009 to own the Company's initial 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•	CHA was formed on September 30, 2011 in Australia as a wholly owned subsidiary to invest in Hooters restaurants in Australia;

•	CIP was formed as a wholly owned North Carolina limited liability company on September 20, 2011. CIP has not commenced business at December 31, 2011. CIP was formed to manage separate and customized investment accounts for investors. The Company plans to register CIP as a registered investment advisor so that it can market openly to the public;

•	DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to raise capital in Europe (the Company owns approximately 89% of DineOut at December 31, 2011);

•	KPL was formed on August 30, 2011 in South Africa to manage the Hooters restaurants in South Africa. The Company owns 80% and local management owns 20% at December 31, 2011;

•	DFLO was formed on August 16, 2011 in South Africa, is owned 90% by the Company and 10% by local investors at December 31, 2011, and owns the Hooters restaurant in Durban, South Africa;

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•	TPL was formed on August 18, 2011 in South Africa, is owned 95% by the Company and 5% by local investors at December 31, 2011, and owns the Hooters restaurant in Johannesburg, South Africa;

•	CPL was formed on August 29, 2011 in South Africa, is owned 100% by the Company at December 31, 2011 and owns the Hooters restaurant in Cape town, South Africa;

•	DLOG was formed on August 27, 2011 in South Africa, is owned 100% by the Company at December 31, 2011 and owns the Hooters restaurant in the Emperor’s Palace in Johannesburg, South Africa; and

•	AFS was formed as a Nevada Limited Liability Company on February 19, 2009 to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations. AFS's business operation was not activated and was discontinued in September 2011.

GOING CONCERN

At December 31, 2011 and 2010, the Company had current assets of $623,681 and $158,718; current liabilities of $3,627,306 and $645,634; and a working capital deficit of $3,003,625 and $486,916, respectively. The Company incurred a loss of $1,103,390 during the year ended December 31, 2011 and had an unrealized loss from available-for-sale securities of $13,005 and foreign currency translation losses of $6,357, resulting in a comprehensive loss of $1,122,752.

The Company's corporate general and administrative expenses averaged approximately $295,000 per quarter during 2011. In the fourth quarter of 2011, $64,000 was added when we began consolidating the South African operations. The Company expects costs to increase as we expand our footprint internationally in 2012. Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. The Company also will share 49% of the profits in our Hooters location opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

In addition, the Company has a note with a balance at December 31, 2011 of $242,964 owed to its bank which is due in August 2013 and a line of credit with its bank with a balance at December 31, 2011 of $1,165,000 (total available $2,000,000) due on August 20, 2012. We also have convertible notes payable with certain investors with a balance at December 31, 2011 of $1,625,000 due in the second quarter of 2012. The Company plans to continue to use limited partnerships, if the Company’s contemplated raise is not completed, to fund its share of costs for additional Hooters restaurants.

The Company expects to meet its obligations in 2012 with some or all of the following:

•	File an S-1 Registration during the second quarter of 2012, and, assuming it becomes effective, plans to raise up to $15,000,000 from the sale of common stock and warrant units;

•	The Company received $100,000 in January 2012 as a fee for its CEO sitting on the Board of Hooters of America and expect to continue to receive this fee for the next three years based on the current agreement;

•	Extend a portion of its existing line of credit;

•	Convert its convertible notes payable into common stock.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

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2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include the valuation of the investments in portfolio companies and deferred tax asset valuation allowances. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

revenue recognition

Restaurant Net Sales

We record revenue from restaurant sales at the time of sale, net of discounts. Sales revenues are presented net of sales and value added (VAT) taxes. Cost of sales primarily includes the cost of food, beverages, and merchandise and disposable paper and plastic goods used in preparing and selling our menu items, and excludes depreciation and amortization.

Management Fee Income

The Company receives revenue from management fees from both affiliated companies and non-affiliated companies. Our revenue recognition policy provides that revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller's price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured.

We may collect revenue in both cash and in the equity securities of the company to whom we are providing services. Typically when we are paid cash for services, it is based on a monthly fee and is recorded when earned. When we receive equity securities for our management services, we generally receive the securities in advance for our services to be earned over the life of the contract, generally one year. We value these securities and defer recognition of the revenue over the life of the management contract.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party and is not subject to adjustment after the measurement date.

ACCOUNTS RECEIVABLE

The Company monitors its exposure for credit losses on its receivable balances and the credit worthiness of its receivables on an ongoing basis and records related allowances for doubtful accounts. Allowances are estimated based upon specific customer balances, where a risk of default has been identified, and also include a provision for non-customer specific defaults based upon historical experience. As of December 31, 2011 and December 31, 2010, the Company has not recorded an allowance for doubtful accounts. If circumstances related to specific customers change, estimates of the recoverability of receivables could also change.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out method) or market, and consist primarily of restaurant food items and supply inventory.

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OPERATING LEASES

The Company leases certain property under operating leases. Many of these lease agreements contain rent holidays, rent escalation clauses and/or contingent rent provisions. Rent expense is recognized on a straight-line basis over the expected lease term, including cancelable option periods when failure to exercise such options would result in an economic penalty. In addition, the rent commencement date of the lease term is the earlier of the date when we become legally obligated for the rent payments or the date when we take access to the property or the grounds for build out.

MARKETABLE EQUITY SECURITIES

Trading securities

The Company's investment in marketable equity securities are carried at fair value and are classified as current assets in the consolidated balance sheets. Unrealized gains and losses, net of tax, are reported in the statement of operations as unrealized gain (loss) on marketable equity securities. Gains and losses are reported in the consolidated statements of operations when realized, based on the disposition of specifically identified investments, using a first-in, first-out method.

Available-for-sale securities

The Company’s investments in marketable equity securities which are classified as available-for-sale are carried at fair value. Investments available for current operations are classified in the consolidated balance sheets as current assets; investments held for long-term purposes are classified as non-current assets. Unrealized gains and losses, net of tax, are reported in other comprehensive income as a separate component of stockholders’ equity. Gains and losses are reported in the consolidated statements of operations when realized, determined based on the disposition of specifically identified investments, using a first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary. Other than temporary declines in market value from original costs are charged to investment and other income, net, in the period in which the loss occurs. In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

OTHER INVESTMENTS

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received. The Company also has equity investments in which it owns less than 20% which are stated at cost. An impairment loss would be recorded whenever a decline in the value of an equity investment or cost investment is below its carrying amount and is determined to be other than temporary. In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

FAIR VALUE MEASUREMENTS

For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

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Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. Preference is given to observable inputs. These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available. Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 inputs or Level 2 inputs.

fair value of financial instruments

The Company is required to disclose fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company’s cash, accounts receivable, inventory, accounts payable, accrued expenses, other current liabilities, convertible notes payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally five and seven years). The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at December 31, 2011 and 2010. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

InTANGIBLE ASSETS

Intangible assets are recorded for the initial franchise fees for our restaurants as well as certain costs capitalized upon startup of the restaurants. The Company amortizes these amounts over a 20 year periods, which is the life of the franchise agreement.

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has provided a valuation allowance for the full amount of the deferred tax assets.

As of December 31, 2011 and 2010 the Company had no accrued interest or penalties relating to any tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception. The last three years of the Company's tax years are subject to federal and state tax examination.

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Stock-based Compensation

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements. That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included. The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

As of December 31, 2011 and 2010, there were no options outstanding. See Note 9 regarding outstanding warrants.

EARNINGS (LOSS) PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding. At December 31, 2011 and 2010, there are no potentially dilutive shares outstanding. Accordingly, no common stock equivalents are included in the earnings (loss) per share calculations and basic and diluted earnings per share are the same for all periods presented.

FOREIGN CURRENCY TRANSLATION

Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common stockholders’ equity. Foreign currency transaction gains and losses are included in current earnings. Most of our foreign operations use their local currency as the functional currency.

Comprehensive Income

Standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. We are required to (a) classify items of other comprehensive income by their nature in financial statements, and (b) display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet for all periods presented.

concentration of credit risk

Cash is maintained at financial institutions, which at times, may exceed the FDIC insurance limit.

RECLASSIFICATIONS

Certain reclassifications have been made in the financial statements at December 31, 2010 and for the periods then ended to conform to the December 31, 2011 presentation. The reclassifications had no effect on net loss.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. At March 30, 2012, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

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3.	ACQUISITION OF MAJORITY OWNED HOOTERS RESTAURANTS

Effective October 1, 2011, the Company acquired majority ownership of a management company and four Hooters restaurants in South Africa. Previously, the Company owned 50% of the restaurants but was not in control and these operations were accounted for using the equity method of accounting. New entities were formed for the operations and the Company’s ownership is as follows: KPL 80%, DFLO 90%, TPL 95%, CPL 100% and DLOG 100%. The restaurant owned by DFLO in Durban opened in January 2010, the restaurant owned by TPL in Johannesburg opened in June 2010 and the restaurant owned by CPL in Cape Town opened in June 2011. The restaurant owned by DLOG opened in February 2012.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the consolidated statements of operations include the results of the South African operations beginning October 1, 2011. The assets acquired and the liabilities assumed were recorded at estimated fair values as determined by the Company’s management based on information currently available and on current assumptions as to future operations. A summary of the estimated fair value of assets acquired and liabilities assumed in the acquisition follows:

Current assets, excluding cash and cash equivalents	$93,638
Property and equipment and intangible assets	2,651,197
Total assets excluding cash and cash equivalents	$2,744,835
Liabilities assumed	630,369
Non-controlling interest	1,647,710
Prior investment of the Company	261,756
Purchase price (net assets acquired)	$205,000
Cash paid	$205,000

Liabilities assumed includes $496,643 at December 31, 2011 and $524,832 at September 30, 2011 in bank debt of the prior entities which the Company has agreed to repay without interest upon completion of its new financing. The $496,643 at December 31, 2011 in included in other liabilities.

Unaudited pro forma results of operations for the two years ended December 31, 2011 and 2010, as if the Company had acquired majority ownership of the South African Hooters restaurants on January 1, 2010 is as follows. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

	2011	2010

Net revenues	$4,828,085	$4,078,964

Net earnings (loss)	$(971,811)	$(466,153)

Net earnings (loss) per share, basic and diluted	$(0.41)	$(0.23)

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4.	INVESTMENTS

INVESTMENTS AT FAIR VALUE CONSIST OF THE FOLLOWING AT DECEMBER 31, 2011 AND 2010

	2011	2010

Available-for-sale investments at fair value	$318,353	$352,500
Trading securities	-	-
Total	$318,353	$352,500

TRADING SECURITIES:

The Company had no transactions in trading securities during 2011. The following table summarizes the activity during 2010.

2010

Balance, beginning of year	$-
Shares acquired from a related party	26,334
Cost of securities sold	(26,334)
Balance, end of year	$-

Proceeds from sale of trading securities	$32,917
Gain from sale of trading securities	$6,583

AVAILABLE-FOR-SALE SECURITIES

Activity in our available-for-sale securities may be summarized as follows:

	2011	2010

Cost at beginning of year	$284,473	$167,286
Contributed to the Company by it's CEO	125,331	-
Transfer from investments accounted for by the cost method	-	100,000
Received as management fees	1,500	33,000
Acquired in exchange for DineOut shares	-	124,573
Proceeds from sale of securities	-	(41,645)
Realized loss from sale of securities	-	(58,355)
Other than temporary loss in available-for-sale securities	(147,973)	(40,386)
Cost at end of year	263,331	284,473
Unrealized gain (loss)	55,022	68,027
Total	$318,353	$352,500

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Our available-for-sale securities consist of the following:

		Unrecognized		Realized	Loss
		Holding	Fair	Holding	on
	Cost	Gains (Losses)	Value	Loss	Sale
December 31, 2011
Remodel Auction *	$-	$-	$-	$(900)	$-
North Carolina Natural Energy *	1,500	-	1,500	-	-
North American Energy	126,000	(42,000)	84,000	-	-
North American Energy *	10,500	7,500	18,000	-	-
North American Energy	125,331	89,522	214,853	-	-
Efftec International, Inc. *	-	-	-	(22,500)	-
HiTech Stages	-	-	-	(124,573)	-
	$263,331	$55,022	$318,353	$(147,973)	$-

December 31, 2010
Syzygy Entertainment, Ltd. *	$-	$-	$-	$(1,286)	$-
Remodel Auction *	900	100	1,000	(39,100)	-
North American Energy	126,000	(98,000)	28,000	-	-
North American Energy *	10,500	(4,500)	6,000	-	-
Efftec International, Inc. *	22,500	22,500	45,000	-	-
Efftec International, Inc. (warrant) *	-	22,500	22,500	-	-
Vought Defense System Corp.	-	-	-	-	(58,355)
HiTech Stages	124,573	125,427	250,000	-	-
	$284,473	$68,027	$352,500	$(40,386)	$(58,355)

* Investments acquired in exchange for management services.

Syzygy Entertainment, Ltd. (“Syzygy”) – During 2007, the Company acquired 342,814 shares of Syzygy for management services and Mr. Pruitt contributed an additional 300,000 shares to the Company. The shares had an initial cost of $1,114,221 which has now been fully impaired.

Remodel Auction Incorporated (“REMC”) – During 2009, the Company acquired 334 shares of REMC for management services with an initial cost of $275,000 which has now been fully impaired.

North Carolina Natural Energy, Inc. (“NCNE”) – NCNE is a successor to REMC whose business was discontinued. NCNE has plans to become involved in some form of natural energy. The Company received 100,000,000 shares of NCNE (less than 1% on a fully diluted basis) for management services during 2011. The shares were valued at $1,500 based on NCNE’s valuation as a shell.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade. At December 31, 2011 and 2010, the stock was $0.12 and $0.04 per share and the Company recorded an unrealized loss of $42,000 and $98,000, respectively, based on the Company's determination that the price decline was temporary.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services. The shares were initially valued at $10,500, based on the trading price at the time. At December 31, 2010, the Company recorded an unrealized loss of $4,500 based on the market value of $6,000 at December 31, 2010. At December 31, 2011, the shares were valued at $18,000 and the Company recorded unrealized appreciation of $7,500.

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During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer. At December 31, 2011, the Company recorded unrealized appreciation of $89,522 based on a market value of $214,853.

NAEY appointed a new management team in December 2010 and they are seeking acquisition opportunities for onshore and offshore oil and gas properties. Accordingly, the Company determined that any decline was temporary.

Vought Defense Systems Corp. (“VDSC”) – Initially the Company invested $100,000 for debt with a face value of $1,177,395 of Lifestyle Innovations, Inc. After VDSC was acquired by the company in 2010, we converted our debt into 449,959 shares of VDSC which were sold during 2010 for $41,645, resulting in a loss of $58,355.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc. The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided. The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction. At December 31, 2010, the shares were valued at $0.30 per share and the $22,500 increase in value plus the value of the option of $22,500 was included in accumulated other comprehensive income (loss). At September 30, 2011, the market value of the Efftec stock dropped to less than $0.01 per share and the Company determined the reduction was other than temporary and impaired its investment to zero.

EffTec developed an Internet-based chiller tool called EffTrack™ that: collects, stores and analyzes chiller operating data, calculates and trends chiller performance, diagnoses the cause of chiller inefficiencies, notifies plant contacts when problems occur, recommends corrective actions, measures the results of corrective actions and provides cost analysis of operational improvements.

HiTech Stages, Ltd. (“HiTech”) – The Company originally acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut during the June 2010 quarter. HiTech was unable to raise sufficient capital to fund its business plan and the stock price dropped to near zero at September 30, 2011. The Company determined the decline was other than temporary and fully impaired its investment on September 30, 2011.

OTHER INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT DECEMBER 31, 2011 AND 2010.

	2011	2010

Investments accounted for under the equity method	$813,079	$87,200
Investments accounted for under the cost method	766,598	766,598
Total	$1,579,677	$853,798

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Activity in investments accounted for using the equity method is summarized as follows.

	2011	2010

Balance, beginning of year	$87,200	$82,500
Equity in earnings (loss)	(76,113)	58,337
New investments	810,133	-
Sale of investment	-	(37,500)
Distributions received	(8,141)	(16,137)
Balance, end of year	$813,079	$87,200

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Equity investments consist of the following at December 31, 2011 and December 31, 2010:

	2011	2010
Carrying value:
Hoot SA I, II, III - South Africa	$140,803	$87,200
Hoot Campbelltown Pty. Ltd. (49%) - Australia	570,134	-
Hoot Surfers Paradise Pty. Ltd. (49%) - Australia	102,041	-
Brazil	101	-
	$813,079	$87,200

Equity in earnings (loss) and distributions from equity investments during the year ended December, 2011 and 2010 follows. The activity from the South African restaurants is through September 30, 2011 at which time the Company acquired majority ownership and began consolidating these operations.

	2011	2010
Equity in earnings (loss):
Hoot S.A. I, II, III	(9,256)	58,337
Hoot Campbelltown (49%)	(66,857)	-
	$(76,113)	$58,337
Distributions:
Hoot S.A. I, LLC (20%)	6,248	16,137
Hoot S.A. II, LLC (20%)	1,893	-
	$8,141	$16,137

The summarized financial data for the South African operations of which we owned 20% at December 31, 2010 follows. The Company acquired majority ownership effective September 30, 2011, accordingly, the amounts in 2011 are for only nine months. In addition, the restaurant at the Hoot Campbelltown location incurred a loss for certain pre-opening expenses before it opened in January 2012, our share of which is included above.

	2011	2010

Revenue	$3,364,265	$3,942,663
Gross profit	2,122,073	2,717,191
Income from continuing operations	131,949	545,412
Net income	131,949	545,412

The summarized balance sheets for the two locations in Australia of which we owned 49% at December 31, 2011 and the Hoot SA limited partnerships of which we owned 20% at December 31, 2010 follows:

	2011	2010
ASSETS
Current assets	$58,975	$101,900
Non-current assets	1,646,508	1,604,500
TOTAL ASSETS	$1,705,483	$1,706,400
LIABILITIES
Current liabilities	$76,035	$172,700
PARTNER'S EQUITY	1,629,448	1,533,700
TOTAL LIABILITIES AND PARTNERS' EQUITY	$1,705,483	$1,706,400

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Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa. The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010. In the initial restaurant CHL had a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout. The second location opened in Johannesburg in June 2010 and a third location opened in Cape Town in June of 2011 with similar structures. Effective September 30, 2011, the Company acquired majority control of the South African operations and began consolidating its operations on October 1, 2011.

CHA (Hoot Campbelltown Pty. Ltd and Hoot Surfers Paradise Pty. Ltd.) – CHA entered into a partnership with the current local Hooters franchisee in Australia in which CHA will own 49% and its partner own 51%. The local partner will also manage the restaurants. The first location, Hoot Campbelltown Pty. Ltd. opened in Capmbelltown, a suburb of Sydney, in January 2012. A second location, Hoot Surfers Paradise Pty. Ltd., is underway with plans to open in the second quarter of 2012.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

A summary of the activity in investments accounted for using the cost method follows.

	2011	2010
Investments at cost:
Balance, beginning of year	$766,598	$1,191,598
Impairment	-	(250,000)
Proceeds from sale of investment	-	(75,000)
Investment transferred to available-for-sale
securities	-	(100,000)
Total	$766,598	$766,598

Investments at cost consist of the following at December 31, 2011 and 2010:

	2011	2010

Chanticleer Investors, LLC	$500,000	$500,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
Chanticleer Investors II	16,598	16,598
	$766,598	$766,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%. Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method. In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000. Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock. The original note included interest at 6% and was due May 24, 2009. The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000. Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly). Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.

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On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW"). Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing. Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share). One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly. The Company now owns approximately 14% of Investors LLC.

Based on the current status of this investment, the Company does not consider the investment to be impaired.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000. We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC). Edison Nation was formed to provide equity capital for new inventions and help bring them to market. The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products. This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties. Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business. Edison Nation plans to repay the majority of its debt in 2012 and expects to subsequently begin making distributions to its owners. Based on the current status of this investment, the Company does not consider the investment to be impaired.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership. Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2011 and 2010:

	2011	2010

Office and computer equipment	$32,179	$29,371
Furniture and fixtures	67,794	47,686
Construction in progress	296,660	-
Restaurant furnishings and equipment	2,246,089	-
	2,642,722	77,057
Accumulated depreciation	(133,899)	(51,494)
	$2,508,823	$25,563

Construction in progress consists of costs incurred as of December 31, 2011 for our Emperor’s Palace location in Johannesburg, South Africa, which opened in February 2012. Restaurant furnishings and equipment consists of leasehold improvements, and bar, kitchen and restaurant equipment used in our three locations opened as of December 31, 2011.

6.	INTANGIBLE ASSETS, NET

Intangible assets, net at December 31, 2011 consists of franchise fees for the Company’s South African restaurants of $475,376, less amortization of $5,212. The Company is amortizing these costs from the opening of each restaurant for the 20 year term of the franchise agreement with HOA.

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7.	LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable are summarized as follows.

	December 31,	December 31,
	2011	2010

$2,000,000 line of credit with a bank, interest at Wall Street Journal Prime +0.5% (minimum of 4.5%) payable monthly; due August 20, 2012; collateralized by a certificate of deposit owned by a shareholder; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	$1,165,000	$-

Note payable to a bank due in monthly installments of $1,739 including interest at Wall Street Journal Prime + 1% (minimum of 5.5%); remaining balance due August 10, 2013; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	242,964	250,000

18% convertible notes payable; interest payable quarterly; due on the six-month anniversary of the date issued; convertible under the same terms as the subsequent capital raised in connection with a public offering of the Company's securities (currently approximately 544,000 shares)	1,625,000	-

10% convertible notes payable; interest payable quarterly; due January 4, 2012; converted into common stock at the rate of $1.75 per share on March 30, 2011	-	686,500
	3,032,964	936,500
Notes payable and current portion of long-term debt	2,796,855	250,000
Long-term debt, less current portion	$236,109	$686,500

The Company pays the shareholder whose certificate of deposit is used as collateral on the $2,000,000 line of credit 1% of the outstanding balance on the line of credit monthly. In addition, the Company issued warrants to the shareholder, as described in Note 9.

During the three months ended March 31, 2011, the Company issued convertible notes payable with a total principal balance of $25,000 in exchange for an amount due a related party of $25,000. The convertible notes included interest at 10% per annum, which was payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012. The convertible notes were convertible into our common stock at the rate of $1.75 per share. Convertible notes with a face value of $711,500 and accrued interest of $19,588 were converted into 412,286 shares of our common stock on March 30, 2011.

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8.	INCOME TAXES

Income taxes charged to income were:

	2011	2010

Foreign - current	$14,608	$-

The amounts of U.S. and foreign income before income taxes, with a reconciliation of tax at the federal statutory rate (34%) with the provision for income taxes were:

	2011	2010

Loss (earnings) before income taxes:
United States	$965,303	$1,069,902
Foreign	123,479	(58,337)
	$1,088,782	$1,011,565
Computed "expected" income tax expense (benefit)	$(370,200)	$(343,900)
Foreign taxes below federal statutory rate	12,300	-
State income taxes, net of federal benefit	(43,600)	(40,500)
Travel, entertainment and other	4,008	10,100
Valuation allowance	412,100	374,300
Income tax expense (benefit)	$14,608	$-

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax assets and liabilities at December 31, 2011 and 2010 were:

	2011	2010

Net operating loss carryforwards	$1,688,500	$1,381,600
Capital loss carryforwards	630,100	478,300
Investments	(86,700)	8,900
Foreign operations	49,000	-
Total deferred tax assets	2,280,900	1,868,800
Valuation allowance	(2,280,900)	(1,868,800)
Net deferred tax assets	$-	$-

The Company has a net operating loss carryforward of approximately $4,443,000 which will expire at various dates beginning in 2024 through 2031, if not utilized. The Company has a capital loss carryforward of $1,658,000 which expires between 2015 and 2016 if not utilized. The tax basis of investments is less than their book cost by approximately $228,000.

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9.	Stockholders’ Equity

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized and 3,012,121 and 2,571,918 shares issued and 2,498,891 and 2,048,688 shares outstanding at December 31, 2011 and 2010, respectively. There are no options outstanding.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders. All share references have been adjusted as if the split occurred prior to all periods presented.

2011 Transactions

On March 30, 2011, the Company issued 412,286 shares of its common stock in exchange for convertible notes payable with a balance of $711,500 and accrued interest of $19,588.

On July 28, 2011, the Company issued 10,000 shares of its common stock in exchange for consulting services valued at $21,500.

On September 23, 2011, the Company issued 15,000 shares of its common stock in exchange for consulting services to be performed valued at $44,850.

On September 23, 2011, the Company issued 2,750 shares of its common stock in exchange for services performed and valued at $8,223.

On October 19, 2011, the Company issued 167 shares of its common stock in exchange for cash in the amount of $500.

2010 Transactions

During the year ended December 31, 2010, the Company issued: 15,572 shares of its common stock valued at $25,000 to two consultants for consulting services; 33,594 shares of its common stock valued at $58,790 for amounts due a related party; and issued 10,000 shares for $17,500 in accounts payable. Effective December 31, 2010, the Company issued 20,000 shares of its common stock to its outside directors for directors fees valued at $42,500.

Warrants

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933. The Registration Statement was declared effective on July 14, 2011 and registers one Class A Warrant and one Class B Warrant for each common share of the Company issued and outstanding. The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50. The warrants have a five year life. At December 31, 2011, the Company had issued 2,194,509 Class A and Class B warrants. Proceeds from the offering are summarized as follows.

Proceeds from sales of Class A and Class B warrants	$87,780
Legal and professional fees incurred for offering	(67,172)
$20,608

On August 10, 2011, the Company issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit discussed in Note 7. The Class A Warrant is for 200,000 shares exercisable at $2.75 per share for 10 years and the Class B Warrant is for 250,000 shares exercisable at $3.50 per share for 10 years. The warrants were valued using Black-Scholes at $906,351. This amount will be amortized to interest expense over the ten year life of the warrants. At December 31, 2011, additional paid-in capital and interest expense include $35,247 in amortization.

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On November 1, 2011, the Company entered into an investor relations consulting agreement. In addition to cash compensation, the consultant is entitled to receive warrants for certain performance goals. These warrants will be accounted for when the goals are accomplished.

10.	RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of December 31, 2011 and 2010 are as follows:

	2011	2010

Hoot SA III, LLC	$-	$70,000
Hoot SA I, LLC	15,409	-
Chanticleer Foundation, Inc.	10,750	-
Chanticleer Investors, LLC	4,045	-
Avenel Financial Group	-	46,349
	$30,204	$116,349

Due from related parties

The Company has earned income from and made advances to related parties. The amounts owed to the Company at December 31, 2011 and 2010 is as follows:

	2011	2010

Chanticleer Investors II, LLC	$1,485	$46,547
Chanticleer Investors, LLC	-	6,035
Chanticleer Dividend Fund, Inc.	74,281	30,937
Hoot SA II, LLC	825	-
Other	-	750
	$76,591	$84,269

Management income from affiliates

The Company had management income from its affiliates in 2011 and 2010, as follows:

	2011	2010

Chanticleer Investors, LLC	$-	$26,500
Chanticleer Investors II, LLC	1,485	57,718
Efftec International, Inc.	-	22,500
North American Energy Resources, Inc.	1,750	8,750
	$3,235	$115,468

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Chanticleer Investors LLC

Investors LLC collected its note receivable and reinvested $3,550,000 in HOA LLC (See Note 4). The Company received $26,500 in management income from Investors LLC in 2010, before the investment in HOA LLC was completed. There was no management income from Investors LLC in 2011.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $1,485 and $57,718 ($46,547 was collected March 15, 2011 and $11,171 was collected in 2010) in 2011 and 2010, respectively.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland. CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011. The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Hoot SA, LLC; Hoot SA II, LLC; and Hoot SA III, LLC

The Hoot partnerships were formed to help finance the first three Hooters restaurants in South Africa.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services. The shares and option were initially valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services. The shares were valued at $10,500, based on the trading price of NAEY at the time. The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director. During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer.

Chanticleer Foundation, Inc.

Chanticleer Foundation, Inc. is a Donor-Advised Fund whose governing body consists of Mr. Pruitt, a director of the Company and an employee of the Company. The Foundation loaned the Company $10,750 during 2011.

Avenel Financial Group, Inc.

Avenel Financial Group, Inc. is a company owned by Mr. Pruitt. Advances previously made to the Company were repaid during 2011.

Other

The Company acquired trading securities from a related party for $26,334 which were sold for $32,917 in 2010.

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11.	SEGMENTS OF BUSINESS

The Company is organized into two segments as of the end of 2011 and 2010.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded. The Company also provides management and investment services for Investors LLC, Investors II and other unaffiliated companies.

Operation of restaurants ("Restaurants")

At December 31, 2011, the Company has majority ownership of four restaurants and a management company in South Africa. Three of the restaurants and the management company were operating at December 31, 2011 and the fourth restaurant opened in February 2012. Majority ownership was acquired effective September 30, 2011 and these operations are consolidated with the Company’s other operations since that date. At December 31, 2011, the Company has 49% ownership of two restaurants in Australia, one of which opened in January 2012 and the second is under construction and expected to open in the second quarter of 2012. The operations in Australia will be accounted for using the equity method. The Company has also begun activity in Hungary, Brazil and Europe, but has not finalized any arrangement.

Financial information regarding the Company's segments is as follows for 2011 and 2010.

Year ended December 31, 2011

	Management	Restaurants	Total

Revenues	$496,402	$967,418	$1,463,820

Interest expense	$118,995	$61,830	$180,825

Depreciation and amortization	$8,013	$79,604	$87,617

Profit (loss)	$(1,004,157)	$(104,659)	$(1,108,816)
Investments and other			-
Non-controlling interest			5,426
			$(1,103,390)

Assets	$471,701	$3,948,026	$4,419,727
Investments			1,084,951
			$5,504,678

Liabilities	$3,522,775	$340,640	$3,863,415

Expenditures for non-current assets	$2,807	$385,302	$388,109

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Year ended December 31, 2010

	Management	Restaurants	Total

Revenues	$136,301	$-	$136,301

Interest expense	$140,016	$-	$140,016

Depreciation and amortization	$11,079	$-	$11,079

Profit (loss)	$(949,904)	$58,337	$(891,567)
Investments and other			(138,351)
Non-controlling interest			18,353
			$(1,011,565)

Assets	$208,261	$87,200	$295,461
Investments			1,119,098
			$1,414,559

Liabilities	$1,332,134	$-	$1,332,134

Expenditures for non-current assets	$4,517	$-	$4,517

The following is revenues and long-lived assets by geographic area as of and for the years ended December 31:

Revenue:	2011	2010
United States	$496,402	$136,301
South Africa	967,418	-
	$1,463,820	$136,301

Long-lived assets, end of year:	2011	2010
United States	$1,109,288	$1,168,641
South Africa	3,112,783	87,200
Australia	672,175	-
Brazil	101	-
	$4,894,347	$1,255,841

The Company used multiple foreign currency exchange rates during the periods presented. For South Africa, for the Statements of Operations we used average rates for the period ranging from 7.94-8.17 Rands per USD, and for the Balance Sheet current assets and liabilities were at 8.12 and non-current assets and liabilities ranging from 6.93-8.07. For Australia, for the Statement of Operations we used an average rate of 1.02 USD per AUD and for the balance sheet we used 1.06 for current assets and liabilities, and 1.02 for non-current assets and liabilities.

12.	COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100. Since August 1, 2011, the office lease continues at the same rate on a month-to-month basis.

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The Company leases the land and buildings for its four restaurants in South Africa through its subsidiaries. The leases are for five year terms and include options to extend the terms. We lease our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts. Rent obligations for our four restaurants are presented below:

2012	$526,787
2013	578,252
2014	634,891
2015	697,223
thereafter	765,824
Totals	$3,202,977

Rent expense for the years ended December 31, 2011 and December 31, 2010 was $126,909 and $25,200, respectively. Rent expense for the year ended December 31, 2011 for the South African restaurants was $97,691, and is included in the “Restaurant operating expenses” of the Consolidated Statement of Operations. Rent expense for the year ended December 31, 2011 for the management segment was $29,218, and is included in the “General and administrative expense” of the Consolidated Statement of Operations. Rent expense for the year ended December 31, 2010 was all for the management segment.

13.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

December 31, 2011
Assets:
Available-for-sale securities	$318,353	$316,853	$1,500	$-

December 31, 2010
Assets:
Available-for-sale securities	$352,500	$101,500	$251,000	$-

At December 31, 2011 and 2010, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above. Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access. Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

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In 2010, the Company considered a cost basis investment to be impaired and recognized an impairment loss of $250,000 in the consolidated statement of operations. This impairment was determined using Level 3 inputs to determine the estimated fair value, which was determined to be less than the recorded amounts.

See Note 4 for further details of the Company's investments.

14.	SUBSEQUENT EVENTS

CONVERTIBLE NOTES PAYABLE

On January 5, 2012, March 15, 2012 and March 29, 2012, the Company received an additional $100,000, $135,000 and $865,000, respectively, of convertible debt, bringing the total to $2,725,000.

EQUITY RAISE

On February 22, 2012, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933. The Registration Statement, when effective, would seek to raise $15 million with the issuance of 5 million units consisting of Common Stock shares at $3.00 per share and five year warrants at $3.25 per share.

NEW HOOTERS DEVELOPMENT RIGHTS

On March 15, 2012, the Company announced it had secured exclusive rights to operate Hooters restaurants in 3 of the most populated states of Brazil. The Company has partnered with the Nash Group, an established restaurant operating company, forming a joint venture company Chanticleer & Nash Brasil Foods Participações Ltda. ("CNBF"), where Chanticleer will own 60% of the operating entity. The group expects to open its first restaurant in the 3rd quarter 2012. The franchise agreement, signed with CNBF and Hooters of America on March 13, 2012, provides CNBF exclusive rights to open and operate Hooters restaurants in 3 states, including Rio de Janeiro, Minas Gerais and Espirito Santo, over the next 20 years.

The Company’s CEO, Michael Pruitt, converted $25,000 of debt to shares in the Company. The conversion was done on the same terms as other debtholders on March 30, 2011, at a price of $1.75 per share, resulting in common stock issuance of 14,286 shares.

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Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2012 (Unaudited) and December 31, 2011

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$182,240	$151,928
Accounts receivable	29,688	103,982
Inventory	119,903	59,266
Due from related parties	77,679	76,591
Prepaid expenses	227,248	231,914
TOTAL CURRENT ASSETS	636,758	623,681
Property and equipment, net	2,746,611	2,508,823
Intangible assets, net	776,415	470,164
Investments at fair value	212,735	318,353
Other investments	1,707,545	1,579,677
Deposits and other assets	3,980	3,980
TOTAL ASSETS	$6,084,044	$5,504,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$1,185,616	$1,171,855
Convertible notes payable	2,725,000	1,625,000
Accounts payable	327,437	267,475
Accrued expenses	110,813	21,521
Other current liabilities	383,007	496,643
Income taxes payable	17,293	14,608
Due to related parties	30,204	30,204
TOTAL CURRENT LIABILITIES	4,779,370	3,627,306
Long-term debt, less current maturities	233,499	236,109
TOTAL LIABILITIES	5,012,869	3,863,415
Commitments and contingencies (Note 11)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 200,000,000 shares; issued 3,012,121 shares; and outstanding 2,498,891 shares at March 31, 2012 and December 31, 2011	301	301
Additional paid in capital	6,483,001	6,459,506
Other comprehensive income (loss)	(58,232)	48,665
Non-controlling interest	1,773,446	1,692,019
Accumulated deficit	(6,600,921)	(6,032,808)
Less treasury stock, 513,230 shares at March 31, 2012 and December 31, 2011	(526,420)	(526,420)
	1,071,175	1,641,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,084,044	$5,504,678

See accompanying notes to condensed consolidated financial statements.

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Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	2012	2011
Revenue:
Restaurant sales, net	$1,348,987	$-
Management fee income - non-affiliates	25,000	416,667
Management fee income - affiliates	-	24,646
Total revenue	1,373,987	441,313
Expenses:
Restaurant cost of sales	496,549	-
Restaurant operating expenses	615,769	-
Restaurant pre-opening expenses	66,120	-
General and administrative expense	481,273	224,458
Depreciation and amortization	108,612	2,549
Total expenses	1,768,323	227,007
Earnings (loss) from operations	(394,336)	214,306
Other income (expense)
Equity in earnings (losses) of investments	(10,538)	5,103
Realized gains from sales of investments	-	19,630
Interest income	-	4,541
Miscellaneous income	-	476
Interest expense	(177,218)	(18,759)
Total other income (expense)	(187,756)	10,991
Net earnings (loss) before income taxes	(582,092)	225,297
Provision for income taxes	3,816	-
Net earnings (loss) before non-controlling interest	(585,908)	225,297
Non-controlling interest	17,795	410
Net earnings (loss)	(568,113)	225,707
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	(105,618)	(14,000)
Foreign translation income (loss)	(1,279)	-
Other comprehensive income (loss)	$(675,010)	$211,707

Net earnings (loss) per share, basic and diluted	$(0.23)	$0.11
Weighted average shares outstanding	2,498,891	2,053,269

See accompanying notes to condensed consolidated financial statements.

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Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$(568,113)	$225,707
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Non-controlling interest	(17,795)	(410)
Depreciation and amortization	108,612	2,549
Equity in (earnings) loss of investments	10,538	(5,103)
(Gain) loss on sale of investments	-	(19,630)
Amortization of warrants	23,495	-
(Increase) decrease in accounts receivable	74,294	(16,667)
(Increase) decrease in prepaid expenses and other assets	(15,471)	(27,485)
(Increase) decrease inventory	(60,637)	-
Increase (decrease) in accounts payable and accrued expenses	149,163	(165,142)
Increase (decrease) in income taxes payable	2,685	-
Increase (decrease) in deferred revenue	-	(1,750)
Advance from related parties for working capital	-	(28,438)
Net cash used by operating activities	(293,229)	(36,369)

Cash flows from investing activities:
Proceeds from sale of investments	-	184,297
Investment distribution	-	4,539
Purchase of investments	(134,959)	(27,423)
Franchise fees incurred	(312,674)	-
Purchase of property and equipment	(339,977)	-
Net cash provided (used) by investing activities	(787,610)	161,413

Cash flows from financing activities:
Loan proceeds, net	1,113,000	-
Loan repayment	(1,849)	(545)
Net cash provided (used) by financing activities	1,111,151	(545)
Net increase in cash and cash equivalents	30,312	124,499
Cash and cash equivalents, beginning of period	151,928	46,007
Cash and cash equivalents, end of period	$182,240	$170,506

See accompanying notes to condensed consolidated financial statements.

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Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows, continued

For the Three Months Ended March 31, 2012 and 2011

(Unaudited)

	2012	2011

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$67,254	$65,131
Income taxes	-	-

Non-cash investing and financing activities:
Due to related party exchanged for convertible note payable	$-	$25,000
Convertible notes payable exchanged for common stock	-	711,500
Accrued interest exchanged for common stock	-	10,000

See accompanying notes to condensed consolidated financial statements.

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Chanticleer Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

1.	Nature of Business

Organization

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. The Company previously had limited operations and was considered a development stage company until July 2005. On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc. On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL"), Chanticleer Holdings Australia Pty, Ltd. (“CHA”), Chanticleer Investment Partners, LLC (“CIP”), DineOut SA Ltd. ("DineOut”), Kiarabrite (Pty) Ltd (“KPL”), Dimaflo (Pty) Ltd (“DFLO”), Tundraspex (Pty) Ltd (“TPL”), Civisign (Pty) Ltd (“CPL”) and Dimalogix (Pty) Ltd (“DLOG”) (collectively referred to as “the Company,” “we,” “us,” or “the Companies”). All significant inter-company balances and transactions have been eliminated in consolidation.

Further detailed information regarding the Company's subsidiaries can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to written consent by a majority of the Company's shareholders. All share references have been adjusted as if the split occurred prior to all periods presented.

GENERAL

The consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These consolidated financial statements have not been audited.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for the period ended December 31, 2011, which is included in the Company’s Form 10-K.

GOING CONCERN

At March 31, 2012 and December 31, 2011, the Company had current assets of $636,758 and $623,681; current liabilities of $4,779,370 and $3,627,306; and a working capital deficit of $4,142,612 and $3,003,625, respectively. The Company incurred a loss of $568,113 during the three months ended March 31, 2012 and had an unrealized loss from available-for-sale securities of $105,618 and a foreign currency translation losses of $1,279, resulting in a comprehensive loss of $675,010.

78

The Company's corporate general and administrative expenses averaged approximately $295,000 per quarter during 2011 and has increased to $481,000 in the current quarter as we expanded our footprint internationally. Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. The Company also will share 49% of the profits in our Hooters location opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

In addition, the Company has a note with a balance at March 31, 2012 of $241,115 owed to its bank which is due in August 2013 and a line of credit with its bank with a balance at March 31, 2012 of $1,178,000 (total available $2,000,000) due on August 20, 2012. We also have convertible notes payable with certain investors with a balance at March 31, 2012 of $2,725,000, which have maturity dates from January 22 through June 26 2012. None of the noteholders whose notes have matured have taken any action to seek to enforce their notes. As of May 1, 2012, there are $975,000 of notes that have matured. The notes bear interest at an 18% annualized rate, The Company plans to continue to use limited partnerships, if the Company’s contemplated raise is not completed, to fund its share of costs for additional Hooters restaurants.

The Company expects to meet its obligations in 2012 with some or all of the following:

•	Proceeds from the sale of units (consisting of common stock and warrants). The Company filed an S-1 registration statement (which has yet to go effective) to raise up to $15,000,000;
•	The Company received $100,000 in January 2012 as a fee for its CEO sitting on the Board of Hooters of America and expect to continue to receive this annual fee for the next three years based on the current agreement;
•	Borrow additional funds on its existing line of credit;
•	Convert its convertible notes payable into common stock.

If any or all of the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

2.	SIGNIFICANT ACCOUNTING POLICIES

There have been no material changes to its significant accounting policies previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 except for the following:

RESTAURANT PRE-OPENING EXPENSES

Restaurant pre-opening expenses, which are expensed as incurred, consist of the costs of hiring and training the initial hourly work force for each new restaurant, travel, the cost of food and supplies used in training, grand opening promotional costs, the cost of the initial stocking of operating supplies and other direct costs related to the opening of a restaurant, including rent during the construction and in-restaurant training period.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. At April 30, 2012, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

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3.	ACQUISITION OF MAJORITY OWNED HOOTERS RESTAURANTS

Effective October 1, 2011, the Company acquired majority ownership of a management company and four Hooters restaurants in South Africa. Previously, the Company owned 50% of the restaurants but was not in control and these operations were accounted for using the equity method of accounting. New entities were formed for the operations and the Company’s ownership is as follows: KPL 80%, DFLO 90%, TPL 95%, CPL 100% and DLOG 100%. The restaurant owned by DFLO in Durban opened in January 2010, the restaurant owned by TPL in Johannesburg opened in June 2010, the restaurant owned by CPL in Cape Town opened in June 2011and the restaurant owned by DLOG opened in February 2012.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the consolidated statements of operations include the results of the South African operations beginning October 1, 2011. The assets acquired and the liabilities assumed were recorded at estimated fair values as determined by the Company’s management based on information currently available and on current assumptions as to future operations. A summary of the estimated fair value of assets acquired and liabilities assumed in the acquisition follows:

Current assets, excluding cash and cash equivalents	$93,638
Property and equipment and intangible assets	2,651,197
Total assets excluding cash and cash equivalents	$2,744,835
Liabilities assumed	630,369
Non-controlling interest	1,647,710
Prior investment of the Company	261,756
Purchase price (net assets acquired)	$205,000
Cash paid	$205,000

Liabilities assumed includes $383,007 and $496,643 at March 31, 2012 and December 31, 2011, respectively, in bank debt of the prior entities which the Company has agreed to repay without interest upon completion of its new financing. These amounts are included in other liabilities at March 31, 2012 and December 31, 2011.

Unaudited pro forma results of operations for the three months ended March 31, 2011, as if the Company had acquired majority ownership of the South African Hooters restaurants on January 1, 2011 is as follows. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

2011

Net revenues	$1,399,048
Net earnings	$276,736
Net earnings per share, basic and diluted	$0.13

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4.	INVESTMENTS

INVESTMENTS AT FAIR VALUE CONSIST OF THE FOLLOWING AT MARCH 31, 2012 AND DECEMBER 31, 2011.

	2012	2011

Available-for-sale investments at fair value	$212,735	$318,353
Trading securities	-	-
Total	$212,735	$318,353

AVAILABLE-FOR-SALE SECURITIES

Activity in our available-for-sale securities may be summarized as follows:

	2012	2011

Cost at beginning of year	$263,331	$284,473
Contributed to the Company by it's CEO	-	125,331
Received as management fees	-	1,500
Other than temporary loss in available-for-sale securities	-	(147,973)
Cost at end of period	263,331	263,331
Unrealized gain (loss)	(50,596)	55,022
Total	$212,735	$318,353

Our available-for-sale securities consist of the following:

		Unrecognized		Realized	Loss
		Holding	Fair	Holding	on
	Cost	Gains (Losses)	Value	Loss	Sale
March 31, 2012
North Carolina Natural Energy *	$1,500	$-	$1,500	$-	$-
North American Energy	126,000	(70,000)	56,000	-	-
North American Energy *	10,500	1,500	12,000	-	-
North American Energy	125,331	17,904	143,235	-	-
	$263,331	$(50,596)	$212,735	$-	$-

December 31, 2011
Remodel Auction *	$-	$-	$-	$(900)	$-
North Carolina Natural Energy *	1,500	-	1,500	-	-
North American Energy	126,000	(42,000)	84,000	-	-
North American Energy *	10,500	7,500	18,000	-	-
North American Energy	125,331	89,522	214,853	-	-
Efftec International, Inc. *	-	-	-	(22,500)	-
HiTech Stages	-	-	-	(124,573)	-
	$263,331	$55,022	$318,353	$(147,973)	$-

* Investments acquired in exchange for management services.

Remodel Auction Incorporated (“REMC”) – During 2009, the Company acquired 334 shares of REMC for management services with an initial cost of $275,000 which has now been fully impaired.

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North Carolina Natural Energy, Inc. (“NCNE”) – NCNE is a successor to REMC whose business was discontinued. NCNE has plans to become involved in some form of natural energy. The Company received 100,000,000 shares of NCNE (less than 1% on a fully diluted basis) for management services during 2011. The shares were valued at $1,500 based on NCNE’s valuation as a shell.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade. At March 31, 2012 and December 31, 2011, the stock was $0.08 and $0.12 per share, respectively, and the Company had recorded an unrealized loss of $42,000 as of December 31, 2011 and an additional $28,000 in the first quarter of 2012, based on the Company's determination that the price decline was temporary.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services. The shares were initially valued at $10,500, based on the trading price at the time. At March 31, 2012 and December 31, 2011, the shares were valued at $12,000 and $18,000.

During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer. At March 31, 2012 and December 31, 2011, the shares had a market value of $143,235 and $214,853, respectively.

NAEY appointed a new management team in December 2010 and they are seeking acquisition opportunities for onshore and offshore oil and gas properties. Accordingly, the Company determined that any decline was temporary.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc. The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided. The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction. At September 30, 2011, the market value of the Efftec stock dropped to less than $0.01 per share and the Company determined the reduction was other than temporary and impaired its investment to zero.

EffTec developed an Internet-based chiller tool called EffTrack™ that: collects, stores and analyzes chiller operating data, calculates and trends chiller performance, diagnoses the cause of chiller inefficiencies, notifies plant contacts when problems occur, recommends corrective actions, measures the results of corrective actions and provides cost analysis of operational improvements.

HiTech Stages, Ltd. (“HiTech”) – The Company originally acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut during the June 2010 quarter. HiTech was unable to raise sufficient capital to fund its business plan and the stock price dropped to near zero at September 30, 2011. The Company determined the decline was other than temporary and fully impaired its investment on September 30, 2011.

OTHER INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT MARCH 31, 2012 AND DECEMBER 31, 2011.

	2012	2011

Investments accounted for under the equity method	$940,947	$813,079
Investments accounted for under the cost method	766,598	766,598
Total	$1,707,545	$1,579,677

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INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Activity in investments accounted for using the equity method is summarized as follows.

	2012	2011

Balance, beginning of year	$813,079	$87,200
Equity in earnings (loss)	(10,538)	(76,113)
New investments	138,406	810,133
Distributions received	-	(8,141)
Balance, end of year	$940,947	$813,079

Equity investments consist of the following at March 31, 2012 and December 31, 2011:

	2012	2011
Carrying value:
Hoot SA I, II, III - South Africa	$170,803	$140,803
Hoot Campbelltown Pty. Ltd. (49%) - Australia	559,596	570,134
Hoot Surfers Paradise Pty. Ltd. (49%) - Australia	210,447	102,041
Brazil	101	101
	$940,947	$813,079

Equity in earnings (loss) and distributions from equity investments during the three months ended March 31, 2012 and 2011 follows. The activity from the South African restaurants is through September 30, 2011 at which time the Company acquired majority ownership and began consolidating these operations

	2012	2011
Equity in earnings (loss):
Hoot S.A. I, II, III (opened June 2011)	-	5,103
Hoot Campbelltown (49%)	(10,538)	-
	$(10,538)	$5,103
Distributions:
Hoot S.A. I, LLC (20%)	-	2,646
Hoot S.A. II, LLC (20%)	-	1,893
	$-	$4,539

The summarized financial data below includes the South African operations, of which we owned 20% at March 31, 2011 and the Hoot Campbelltown location in Australia, which we owned 49% of at March 31, 2012. The Company acquired majority ownership of the South African operations effective September 30, 2011.

	2012	2011

Revenue	$1,108,063	$957,735
Gross profit	781,253	640,751
Recurring expenses	706,147	589,722
Pre-opening costs	96,613	-
Income (loss) from continuing operations	(21,507)	51,029
Net income (loss)	(21,507)	51,029

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The summarized balance sheets for the two locations in Australia of which we owned 49% at March 31, 2012 and December 31, 2011 follows :

	2012	2011
ASSETS
Current assets	$141,377	$58,975
Non-current assets	2,260,399	1,646,508
TOTAL ASSETS	$2,401,776	$1,705,483
LIABILITIES
Current liabilities	$576,000	$76,035
PARTNER'S EQUITY	1,825,776	1,629,448
TOTAL LIABILITIES AND PARTNERS' EQUITY	$2,401,776	$1,705,483

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa. The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010. In the initial restaurant CHL had a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout. The second location opened in Johannesburg in June 2010 and a third location opened in Cape Town in June of 2011 with similar structures. Effective September 30, 2011, the Company acquired majority control of the South African operations and began consolidating its operations on October 1, 2011.

CHA (Hoot Campbelltown Pty. Ltd and Hoot Surfers Paradise Pty. Ltd.) – CHA entered into a partnership with the current local Hooters franchisee in Australia in which CHA will own 49% and its partner own 51%. The local partner will also manage the restaurants. The first location, Hoot Campbelltown Pty. Ltd. opened in Campbelltown, a suburb of Sydney, in January 2012. A second location, Hoot Surfers Paradise Pty. Ltd., is underway with plans to open in the second quarter of 2012.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

Investments at cost consist of the following at March 31, 2012 and December 31, 2011:

Chanticleer Investors, LLC	$500,000	$500,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
Chanticleer Investors II	16,598	16,598
	$766,598	$766,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009 for its cost of $575,000, which reduced its ownership from 23% to 11.5%. Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method. In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000. Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock. The original note included interest at 6% and was due May 24, 2009. The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

84

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW"). Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing. Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share). One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly. The Company now owns approximately 14% of Investors LLC.

Based on the current status of this investment, the Company does not consider the investment to be impaired.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000. We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC). Edison Nation was formed to provide equity capital for new inventions and help bring them to market. The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products. This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties. Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business. Edison Nation plans to repay the majority of its debt in 2012 and expects to subsequently begin making distributions to its owners. Based on the current status of this investment, the Company does not consider the investment to be impaired.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership. Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits.

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2012 and December 31, 2011:

	2012	2011

Office and computer equipment	$32,179	$32,179
Furniture and fixtures	70,796	67,794
Construction in progress	-	296,660
Restaurant furnishings and equipment	2,879,724	2,246,089
	2,982,699	2,642,722
Accumulated depreciation	(236,088)	(133,899)
	$2,746,611	$2,508,823

Restaurant furnishings and equipment consists of leasehold improvements, and bar, kitchen and restaurant equipment used in our four locations opened as of March 31, 2012. Construction in progress consisted of costs incurred as of December 31, 2011 for our Emperor’s Palace location in Johannesburg, South Africa, which opened in February 2012 and its assets are currently in the restaurant furnishings and equipment line above. Depreciation expense for the three months ended March 31, 2012 for the restaurant and management businesses was $99,999 and $2,190, respectively. Depreciation expense for the three months ended March 31, 2011 for the restaurant and management businesses was $0 and $2,549, respectively.

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6.	INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following at March 31, 2012 and December 31, 2011:

	2012	2011

South Africa	$548,050	$475,376
Brazil	135,000	-
Hungary	105,000	-
	788,050	475,376
Accumulated amortization	(11,635)	(5,212)
	$776,415	$470,164

Intangible assets, net, consists of franchise fees for the Company’s Hooters restaurants. The Company is amortizing these costs from the opening of each restaurant for the 20 year term of the franchise agreement with HOA. Amortization expense for the three months ended March 31, 2012 for the restaurant businesses was $6,423. There was no amortization expense in 2011.

7.	LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable are summarized as follows.

	March 31,	December 31,
	2012	2011

$2,000,000 line of credit with a bank, interest at Wall Street Journal Prime +0.5% (minimum of 4.5%) payable monthly; due August 20, 2012; collateralized by a certificate of deposit owned by a shareholder; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	$1,178,000	$1,165,000

Note payable to a bank due in monthly installments of $1,739 including interest at Wall Street Journal Prime + 1% (minimum of 5.5%); remaining balance due August 10, 2013; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	241,115	242,964

18% convertible notes payable; interest payable quarterly; due on the six-month anniversary of the date issued which range from January 22-June 26, 2012; convertible under the same terms as the subsequent capital raised in connection with a public offering of the Company's securities (currently approximately 908,000 shares)	2,725,000	1,625,000
	4,144,115	3,032,964
Notes payable and current portion of long-term debt	3,910,616	2,796,855
Long-term debt, less current portion	$233,499	$236,109

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The Company pays the shareholder whose certificate of deposit is used as collateral on the $2,000,000 line of credit 1% of the outstanding balance on the line of credit monthly. In addition, the Company issued warrants to the shareholder, as described in Note 8.

8.	Stockholders’ Equity

The Company has 200,000,000 shares of its $0.0001 par value common stock authorized, 3,012,121 shares issued and 2,498,891 shares outstanding at March 31, 2012 and December 31, 2011.

Effective March 23, 2011, the Company's common stock was forward split, 2 shares for each share issued, pursuant to approval of a majority of the Company's shareholders. All share references have been adjusted as if the split occurred prior to all periods presented.

2012 Transactions

None.

2011 Transactions

On March 30, 2011, the Company issued 412,286 shares of its common stock in exchange for convertible notes payable with a balance of $711,500 and accrued interest of $19,588.

On July 28, 2011, the Company issued 10,000 shares of its common stock in exchange for consulting services valued at $21,500.

On September 23, 2011, the Company issued 15,000 shares of its common stock in exchange for consulting services to be performed valued at $44,850.

On September 23, 2011, the Company issued 2,750 shares of its common stock in exchange for services performed and valued at $8,223.

On October 19, 2011, the Company issued 167 shares of its common stock in exchange for cash in the amount of $500.

Warrants

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933. The Registration Statement was declared effective on July 14, 2011 and registers one Class A Warrant and one Class B Warrant for each common share of the Company issued and outstanding. The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $2.75 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $3.50. The warrants have a five year life. At March 31, 2012 and December 31, 2011, the Company had issued 2,194,509 Class A and Class B warrants. Proceeds from the offering are included in additional paid in capital and are summarized as follows.

Proceeds from sales of Class A and Class B warrants	$87,780
Legal and professional fees incurred for offering	(67,172)
$20,608

On August 10, 2011, the Company issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit discussed in Note 7. The Class A Warrant is for 200,000 shares exercisable at $2.75 per share for 10 years and the Class B Warrant is for 250,000 shares exercisable at $3.50 per share for 10 years. The warrants were valued using Black-Scholes at $906,351. This amount will be amortized to interest expense over the ten year life of the warrants. At March 31, 2012 and December 31, 2011, additional paid-in capital includes $57,907 and $35,247, respectively, in amortization. Interest expense included $35,247 in 2011 and $22,660 for the three months ended March 31, 2012.

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On November 1, 2011, the Company entered into an investor relations consulting agreement. In addition to cash compensation, the consultant is entitled to receive warrants for certain performance goals. These warrants will be accounted for when the goals are accomplished.

On March 28, 2012, the Company issued 250,000 and 50,000 five year warrants at $3.25 and $4.00, respectively for consulting services related to the Company’s expansion into Europe. The warrants were valued using Black-Scholes at $518,599. This amount will be amortized to consulting fees (in G&A on consolidated statements of operations) over the five year life of the warrants. At March 31, 2012, additional paid-in capital and consulting expense include $835 in amortization for the three days in the quarter after the warrants were issued.

9.	RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of March 31, 2012 and December 31, 2011 are as follows:

	2012	2011

Hoot SA I, LLC	$15,409	$15,409
Chanticleer Foundation, Inc.	10,750	10,750
Chanticleer Investors, LLC	4,045	4,045
	$30,204	$30,204

Due from related parties

The Company has earned income from and made advances to related parties. The amounts owed to the Company as of March 31, 2012 and December 31, 2011 are as follows:

	2012	2011

Chanticleer Investors II, LLC	$1,485	$1,485
Chanticleer Dividend Fund, Inc.	74,281	74,281
Hoot SA II and IV, LLC's	1,913	825
	$77,679	$76,591

Management income from affiliates

The Company had management income from its affiliates in the three months ended March 31, 2012 and 2011, as follows:

	2012	2011

Chanticleer Investors II, LLC	-	22,896
North American Energy Resources, Inc.	-	1,750
	$-	$24,646

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Chanticleer Investors LLC

Investors LLC loaned the Company $4,045 at March 31, 2012 and December 31, 2011.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $22,896 in 2011. There was no accrual for 2012.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland. CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011. The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

Hoot SA, LLC; Hoot SA II, LLC; Hoot SA III, LLC; and Hoot SA IV, LLC

The Hoot partnerships were formed to help finance the first four Hooters restaurants in South Africa.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services. The shares and option were initially valued at $22,500, based on the trading price of Efftec at the time.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services. The shares were valued at $10,500, based on the trading price of NAEY at the time. The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director. During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer.

Chanticleer Foundation, Inc.

Chanticleer Foundation, Inc. is a Donor-Advised Fund whose governing body consists of Mr. Pruitt, a director of the Company and an employee of the Company. The Foundation loaned the Company $10,750 during 2011.

Avenel Financial Group, Inc.

Avenel Financial Group, Inc. is a company owned by Mr. Pruitt. Advances previously made to the Company were repaid during 2011.

10.	SEGMENTS OF BUSINESS

The Company is organized into two segments.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded. The Company also provides management and investment services for Investors LLC, Investors II and other unaffiliated companies.

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Operation of restaurants ("Restaurants")

At March 31, 2012, the Company has majority ownership of four restaurants and a management company in South Africa. Three of the restaurants and the management company were operating for the entire first quarter of 2012 and the fourth restaurant opened in February 2012. Majority ownership was acquired effective September 30, 2011 and these operations are consolidated with the Company’s other operations since that date. At March 31, 2012, the Company has 49% ownership of two restaurants in Australia, one of which opened in January 2012 and the second is under construction and expected to open in the second quarter of 2012. The operations in Australia will be accounted for using the equity method. The Company has also started activity in Hungary, Brazil and Europe, but operations have not yet begun.

Financial information regarding the Company's segments is as follows for the three months ended March 31, 2012 and 2011.

Three months ended March 31, 2012

	Management	Restaurants	Total

Revenues	$25,000	$1,348,987	$1,373,987

Interest expense	$72,586	$104,632	$177,218

Depreciation and amortization	$2,190	$106,422	$108,612

Profit (loss)	$(447,332)	$(138,576)	$(585,908)
Investments and other			-
Non-controlling interest			17,795
			$(568,113)

Assets	$1,481,715	$3,622,996	$5,104,711
Investments			979,333
			$6,084,044

Liabilities	$4,581,574	$431,295	$5,012,869

Expenditures for non-current assets	$-	$412,651	$412,651

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Three months ended March 31, 2011

	Management	Restaurants	Total

Revenues	$441,313	$-	$441,313

Interest expense	$177,218	$-	$177,218

Depreciation and amortization	$2,549	$-	$2,549

Profit (loss)	$200,564	$5,103	$205,667
Investments and other			19,630
Non-controlling interest			410
			$225,707

Assets	$408,571	$87,764	$496,335
Investments			1,105,098
			$1,601,433

Liabilities	$565,291	$-	$565,291

Expenditures for non-current assets	$-	$-	$-

11.	COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100. Since August 1, 2011, the office lease continues at the same rate on a month-to-month basis.

The Company leases the land and buildings for its four restaurants in South Africa through its subsidiaries. The leases are for five year terms and include options to extend the terms. We lease our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts. Rent obligations for our four restaurants as of March 31are presented below:

2013	$556,967
2014	611,381
2015	671,264
2016	737,168
thereafter	809,699
Totals	$3,386,479

Rent expense for the three months ended March 31, 2012 and March 31, 2011 was $137,791 and $6,300, respectively. Rent expense for the three months ended March 31, 2012 for the South African restaurants was $131,266, and is included in the “Restaurant operating expenses” of the Consolidated Statement of Operations. Rent expense for the three months ended March 31, 2012 for the management segment was $6,525, and is included in the “General and administrative expense” of the Consolidated Statement of Operations. Rent expense for the three months ended March 31, 2011 was all for the management segment.

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12.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

March 31, 2012
Assets:
Available-for-sale securities	$212,735	$211,235	$1,500	$-

December 31, 2011
Assets:
Available-for-sale securities	$318,353	$316,853	$1,500	$-

At March 31, 2012 and December 31, 2011, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above. Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access. Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

See Note 4 for further details of the Company's investments.

13.	SUBSEQUENT EVENTS

EQUITY RAISE

The Company filed a Form S-1 Registration Statement under the Securities Act of 1933. The Registration Statement, when effective, would seek to raise $15 million with the issuance of 5 million units at $3.00 per unit, consisting of one share of Common Stock and one five year redeemable warrant exercisable at $3.25 per share.

On April 23, 2012, the Company filed a Form DEF 14 A Proxy Statement for a Special Meeting of the Company’s shareholders on May 11, 2012. At the Special Meeting, stockholders will be asked (i) to authorize the Company to possibly amend its certificate of incorporation (as amended, the “Company Certificate”) to effect a 1-for-2 reverse stock split (the “Reverse Stock Split”); (ii) to authorize the Company to possibly amend the Company Certificate to decrease the number of authorized shares of Company common stock (“Common Stock”) to 20,000,000 shares (the “Decrease in Authorized”); and (iii) to transact any other business that properly comes before the Special Meeting or any adjournments thereof.

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PART II

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement *
3.1(a)	Certificate of Incorporation (2)
3.1(b)	Certificate of Merger, filed May 2, 2005 (3)
3.1(c)	Certificate of Amendment, filed July 16, 2008
3.1(d)	Certificate of Amendment, filed March 18, 2011 (4)
3.1(e)	Certificate of Amendment filed May 22, 2012 (5)
3.2	Bylaws (2)
4.1	Form of Common Stock Certificate (6)
4.2	Form of Unit Certificate (7)
4.3	Form of Warrant Certificate included in Exhibit 4.4 (7)
4.4	Form of Warrant Agency Agreement (7)
4.5	Form of Unit Agency Agreement (7)
5.1	Legal opinion of Counsel (7)
10.1	Revolving Credit Facility dated August 10, 2011 between the Company and Paragon Commercial Bank (6)
10.2	Form of Franchise Agreement between the Company and Hooters of America, LLC (6)
21	Subsidiaries (6)
23.1	Consent of Roetzel & Andress LPA included in Exhibit 5.1 (7)
23.2	Consent of Creason & Associates, P.L.L.C.

(1)	Incorporated by reference to the Registration Statement on Form S-1 filed on May 18, 2012.

(2)	Incorporated by reference to the Registration Statement on Form 10-SB filed on February 15, 2000.

(3)	Incorporated by reference from Exhibit 2.1 to the Quarterly Report on Form 10-Q, filed August 15, 2011.

(4)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on March 18, 2011.

(5)	Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed on May 23, 2012.

(6)	Incorporated by reference to the Registration Statement on Form S-1 filed on December 2, 2011.

(7)	Incorporated by reference to the Registration Statement on Form S-1 filed on May 30, 2012.

*	Filed herewith.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of this offering;

4.           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430A:

(A)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(ii)          If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.           The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt deliver to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on June 5, 2012.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt,
Chief Executive Officer

/s/ Eric S. Lederer
Eric S. Lederer
Chief Financial Officer

POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby authorizes the agent for service named in this registration statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as such agent for service deems appropriate, and the registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

Chairman of the Board of Directors,
/s/ Michael D. Pruitt	CEO and Director	June 19, 2012
Michael D. Pruitt	(Principal Executive Officer)

/s/ Eric S. Lederer	CFO	June 19, 2012
Eric S. Lederer	(Principal Financial Officer)

/s/ Michael Carroll	Director	June 19, 2012
Michael Carroll

/s/ Brian Corbin	Director	June 19, 2012
Brian Corbin

/s/ Paul I. Moskowitz	Director	June 19, 2012
Paul I. Moskowitz

/s/ Keith Johnson	Director	June 19, 2012
Keith Johnson

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